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Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-222855

REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price per unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Shares, par value $0.001 per share	40,250,000(1)	$7.75	$311,937,500	$38,836.22

(1)
Includes 5,250,000 common shares issuable upon exercise of the underwriters' option to purchase additional common shares.

(2)
Calculated in accordance with Rule 457(r) of the US Securities Act of 1933, as amended.

Prospectus Supplement
(to prospectus dated February 2, 2018)

Nabors Industries Ltd.

35,000,000 Common Shares

This is an offering by Nabors Industries Ltd., referred to herein as Nabors, of 35,000,000 common shares. The common shares are listed on the New York Stock Exchange under the symbol "NBR." The last reported sale price of common shares on the New York Stock Exchange on May 8, 2018 was $7.99 per share.

Concurrently with this offering, pursuant to a separate prospectus supplement, we are offering 5,000,000 of our 6.00% series A mandatory convertible preferred shares, or the preferred share offering. The preferred share offering is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the preferred share offering. While this offering and the preferred share offering are not contingent upon each other, we may decide to not proceed with either offering if one of the offerings cannot be completed. We cannot assure you that either or both of the offerings will be completed. See "Prospectus Supplement Summary—Recent Developments—Concurrent Preferred Share Offering" and "Use of Proceeds."

	Per Share	Total
Public Offering Price	$7.75	$271,250,000
Underwriting discount(1)	$0.24	$8,400,000
Proceeds to us (before expenses)	$7.51	$262,850,000

(1)
Please see "Underwriting (Conflicts of Interest)" for a description of all underwriting compensation payable in connection with this offering.

Investing in the securities offered by this prospectus supplement involves substantial risks. You should carefully consider the risks described under the "Risk Factors" section of this prospectus supplement beginning on page S-6 and similar sections in our filings with the Securities and Exchange Commission incorporated by reference herein before buying any of the common shares offered hereby.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have granted the underwriters the option to purchase up to an additional 5,250,000 common shares from us at the public offering price less the underwriting discount.

The underwriters expect to deliver the common shares to purchasers in book-entry form only, through The Depository Trust Company, on or about May 14, 2018 in New York, New York, against payment therefor in immediately available funds.

Book-Running Managers

Morgan Stanley	Citigroup

Goldman Sachs & Co. LLC	BofA Merrill Lynch	Wells Fargo Securities	Mizuho Securities

Senior Co-Managers

Lazard	MUFG	PNC Capital Markets LLC

Co-Managers

Intrepid Partners	BBVA	SMBC Nikko	HSBC

Prospectus Supplement dated May 9, 2018

        In making your investment decision, you should rely only on the information contained in this prospectus supplement, the accompanying prospectus or in any related free writing prospectus issued by us (which we refer to as an "Issuer free writing prospectus") and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the date of the accompanying prospectus, free writing prospectus or any such document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission ("Commission") utilizing a "shelf" registration process. This document contains two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein or therein or contained in a freewriting prospectus we have prepared. Neither we nor the underwriters have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

        Unless we specifically state otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, assumes the underwriters for this offering of common shares do not exercise their option to purchase additional common shares. In addition, unless we specifically state otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, does not give effect to the preferred share offering.

        Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority ("BMA") for the issue and transfer of our shares to and between non-residents of Bermuda for exchange control purposes provided that our shares remain listed on an appointed stock exchange, which includes the NYSE. In granting such consent, the BMA does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We discuss expectations regarding our future markets, demand for our products and services, and our performance in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. Statements relating to matters that are not historical facts are "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These "forward-looking statements" are based on an analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain and investors should recognize that events and actual results could turn out to be significantly different from our expectations. By way of illustration, when used in this prospectus supplement, the accompanying prospectus or any document incorporated by reference, words such as "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "will," "should," "could," "may," "predict" and similar expressions are intended to identify forward-looking statements.

        Factors to consider when evaluating these forward-looking statements include, but are not limited to:

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  fluctuations and volatility in worldwide prices of and demand for oil and natural gas;

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  fluctuations in levels of oil and natural gas exploration and development activities;

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  fluctuations in the demand for our services;

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  competitive and technological changes and other developments in the oil and gas and oilfield services industries;

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  our ability to renew customer contracts in order to maintain competitiveness;

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  the existence of operating risks inherent in the oil and gas and oilfield services industries;

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  the possibility of the loss of one or a number of our large customers;

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  the impact of long-term indebtedness and other financial commitments on our financial and operating flexibility;

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  our access to and the cost of capital, including the impact of a downgrade in our credit rating, covenant restrictions, availability under our unsecured revolving credit facility, and future issuances of debt or equity securities;

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  our dependence on our operating subsidiaries and investments to meet our financial obligations;

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  our ability to retain skilled employees;

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  our ability to complete, and realize the expected benefits of strategic transactions, including our joint venture in Saudi Arabia and recent acquisition of Tesco Corporation;

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  the recent changes in U.S. tax laws and the possibility of changes in other tax laws and other laws and regulations;

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  the possibility of political or economic instability, civil disturbance, war or acts of terrorism in any of the countries in which we do business; and

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  general economic conditions, including the capital and credit markets.

        Our businesses depend, to a large degree, on the level of spending by oil and gas companies for exploration, development and production activities. Therefore, a sustained increase or decrease in the price of oil or natural gas, that has a material impact on exploration, development and production activities, could also materially affect our financial position, results of operations and cash flows.

        The above description of risks and uncertainties is by no means all-inclusive, but highlights certain factors that we believe are important for your consideration. For a more detailed description of risk factors, please see the sections entitled "Risk Factors" elsewhere in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Commission on March 1, 2018 as amended by Amendment No. 1 to Nabors' Annual Report on Form 10-K filed with the Commission on March 29, 2018 (collectively, the "2017 Form 10-K"), under Part 1, Item 1A, "Risk Factors" and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the Commission on May 3, 2018 (the "First Quarter 2018 10-Q"), under Part II, Item 1A, "Risk Factors."

        All forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are based on information available to us at the time made. We do not intend to update or revise any forward-looking statements that we may make in this prospectus supplement and the accompanying prospectus or the documents incorporated herein by reference, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

        Unless otherwise indicated or the context otherwise requires, references to (1) "Nabors" mean Nabors Industries Ltd., a Bermuda exempted company and (2) "we," "our" and "us" generally mean Nabors, together with its consolidated subsidiaries. This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. It does not contain all of the information that you should consider before making an investment decision. We urge you to read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the historical financial statements and notes to those financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. Please read "Risk Factors" and "Special Note Regarding Forward-Looking Statements" in this prospectus supplement, the accompanying prospectus, the 2017 Form 10-K, and the First Quarter 2018 10-Q and similar sections in any subsequent Exchange Act reports that we incorporate by reference in this prospectus supplement and the accompanying prospectus for more information about important risks that you should consider before investing in the common shares.

Nabors Industries Ltd.

        Since its founding in 1952, Nabors has grown from a small land drilling business in Canada to one of the world's largest drilling contractors. Today, Nabors owns and operates one of the world's largest land-based drilling rig fleets and is a provider of offshore rigs in the U.S. and numerous international markets. Nabors also provides directional drilling services, performance tools, and innovative technologies for its own rig fleet and those of third parties. In today's performance-driven environment, Nabors believes it is well positioned to seamlessly integrate downhole hardware, surface equipment and software solutions into its AC rig designs. Leveraging our advanced drilling automation capabilities, Nabors' highly skilled workforce continues to set new standards for operational excellence and transform the industry.

        Our business is comprised of our global land-based and offshore drilling rig operations and other rig related services and technologies, consisting of equipment manufacturing, rig instrumentation and optimization software. We also specialize in wellbore placement solutions and are a leading provider of directional drilling and measurement while drilling ("MWD") systems and services. Our business consists of five reportable segments: U.S. Drilling, Canada Drilling, International Drilling, Drilling Solutions and Rig Technologies.

        With operations in over 25 countries, we are a global provider of drilling and drilling-related services for land-based and offshore oil and natural gas wells, with a fleet of rigs and drilling-related equipment as of March 31, 2018 that includes:

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  407 actively marketed rigs for land-based drilling operations in the U.S., Canada and approximately 20 other countries throughout the world; and

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  38 actively marketed rigs for offshore drilling operations in the U.S. and multiple international markets.

Recent Developments

  Concurrent Preferred Share Offering

        Concurrently with this offering of common shares, we are offering 5,000,000 of our 6.00% series A mandatory convertible preferred shares, or the series A preferred shares, plus up to 750,000 series A preferred shares that the underwriters of the preferred share offering have the option to purchase from us, solely to cover over-allotments, in each case, at a public offering price of $50 per share, for aggregate gross proceeds of $250 million. The preferred share offering is being conducted as a separate public offering by means of a separate prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the preferred share offering. While this offering and the preferred share offering are not contingent upon each other, we may decide to not proceed with either offering if one of the offerings cannot be completed. We cannot assure you that either or both of the offerings will be completed. See "Description of Authorized Share Capital—Preferred Shares—Series A Mandatory Convertible Preferred Shares" for a description of the series A preferred shares.

Corporate Information

        Nabors was formed as a Bermuda exempted company on December 11, 2001. Through predecessors and acquired entities, Nabors has been continuously operating in the drilling sector since the early 1900s. Nabors' principal executive offices are located at Crown House, 4 Par-La-Ville Road, Second Floor, Hamilton, HM08, Bermuda and its telephone number at that address is +1 (441) 292-1510.

THE OFFERING

        The summary below describes the principal terms of the common shares and this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Authorized Share Capital" contained elsewhere in this prospectus supplement contains a more detailed description of the terms and conditions of the common shares. Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters' option to purchase additional common shares.

Issuer	Nabors Industries Ltd.
Common shares offered	35,000,000 common shares.
Option to purchase additional common shares	Nabors has granted the underwriters a 30-day option to purchase an additional 5,250,000 common shares.
Common shares outstanding after this offering	352,422,062 common shares (357,672,062 common shares if the underwriters exercise their option to purchase additional common shares in full).
Use of proceeds

We estimate that the net proceeds of this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $262.5 million (or approximately $301.9 million if the underwriters exercise their option to purchase additional common shares in full). We estimate that the net proceeds of the concurrent offering of our series A preferred shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $242.1 million (or approximately $278.5 million if the underwriters exercise their over-allotment option to purchase additional series A preferred shares in full). We intend to use the net proceeds from this offering and the preferred share offering to repay borrowings outstanding under our revolving credit facility, which we may re-borrow from time to time for the repayment of other indebtedness, and for general corporate purposes. See "Use of Proceeds" on page S-11 of this prospectus supplement.

Conflicts of Interest

Because affiliates of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC and HSBC Securities (USA) Inc. are lenders under our revolving credit facility and will receive more than 5% of the net proceeds of this offering, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC and HSBC Securities (USA) Inc. are deemed to have a "conflict of interest" under Rule 5121, or FINRA Rule 5121, of the Financial Industry Regulatory Authority, Inc., or FINRA. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a "qualified independent underwriter" is not required in connection with this offering as a "bona fide public market," as defined in FINRA Rule 5121, exists for our common shares. See "Use of Proceeds" and "Underwriting (Conflicts of Interest)."

Concurrent series A mandatory convertible preferred share offering

Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 5,000,000 of our series A preferred shares, plus up to an additional 750,000 series A preferred shares that the underwriters of such offering have the option to purchase from us, solely to cover over-allotments, exercisable within 30 days from the date of the prospectus supplement for the preferred share offering. While this offering and the preferred share offering are not contingent upon each other, we may decide to not proceed with either offering if one of the offerings cannot be completed. We cannot assure you that either or both of the offerings will be completed. For additional information, see "Description of Authorized Share Capital—Preferred Shares—Series A Mandatory Convertible Preferred Shares," included in this prospectus supplement.

Dividend policy

We have paid quarterly dividends on our common shares at a rate of $0.06 per share for the past eight quarters and currently intend to continue this practice. However, the declaration, payment and amount of future dividends to holders of our common shares will be at the discretion of our board of directors and will depend on many factors, including our financial condition and results of operations, liquidity requirements, market opportunities, capital requirements of our subsidiaries, legal requirements, regulatory constraints and other factors that our board of directors deems relevant. See "Dividend Policy."

Risk factors

Investing in our common shares involves risks. Before deciding to invest in our common shares, you should carefully read and consider the information set forth in "Risk Factors" and "Special Note Regarding Forward-Looking Statements" in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Listing	The common shares are listed for trading on the New York Stock Exchange under the symbol "NBR."
Registrar and transfer agent	Computershare.

        The number of common shares to be outstanding after this offering is based on 317,422,062 shares outstanding as of April 30, 2018, excluding 52,800,203 common shares held by our subsidiaries and excludes:

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  4.4 million common shares issuable upon the exercise of outstanding options (including vested options), with a weighted average exercise price of $13.03 per share;

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  0.2 million common shares issuable upon the vesting of restricted shares units subject to vesting conditions;

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  4.0 million common shares reserved for future issuance under Nabors' equity incentive plans;

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  32.0 million common shares reserved for issuance upon the exchange of the outstanding $500,000,000 of 0.75% Exchangeable Senior Notes due 2024 (the "Exchangeable Notes"); and

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  up to 32,258,000 common shares (up to 37,096,700 common shares if the underwriters in the preferred share offering exercise their over-allotment option to purchase additional series A preferred shares in full), in each case subject to anti-dilution, make-whole and other adjustments, that would be issuable upon conversion of the series A preferred shares issued in the preferred share offering.

Unless otherwise specified or the context requires otherwise, information in this prospectus supplement assumes that we elect to pay any and all dividends with respect to the series A preferred shares solely in cash.

RISK FACTORS

        You should carefully consider the risks described below, in the accompanying prospectus and in the documents incorporated herein by reference before making an investment. The risks described below, in the accompanying prospectus and in the documents incorporated herein by reference are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the common shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

        Risks related to our common shares are set forth below. You should also carefully review the risk factors related to our business that are incorporated by reference to the section entitled "Item 1A. Risk Factors" in our 2017 Form 10-K and First Quarter 2018 10-Q.

Our financial and operating flexibility could be affected by our long term debt and other financial obligations.

        As of March 31, 2018, without giving effect to this or the preferred share offering and the related use of proceeds, our consolidated total outstanding indebtedness was $4.3 billion, resulting in a gross debt to capital ratio of 0.61:1 and a net debt to capital ratio of 0.59:1. As of the same date, after giving effect to this offering of common shares and the preferred share offering, including the use of proceeds therefrom, our total shareholders' equity would have been $3.2 billion, our net debt would have been $3.4 billion, and we would have had a net debt to capital ratio of 0.51:1. The gross debt to capital ratio is calculated by dividing total debt by total capitalization (total debt plus shareholders' equity). The net debt to capital ratio is calculated by dividing net debt by net capitalization. Net debt is defined as total debt minus the sum of cash and cash equivalents and short-term investments. Net capitalization is defined as net debt plus shareholders' equity. The gross debt to capital ratio and the net debt to capital ratio are not measures of operating performance or liquidity defined by generally accepted accounting principles in the United States of America ("GAAP") and may not be comparable to similarly titled measures presented by other companies. Both of these ratios are methods for calculating the amount of leverage a company has in relation to its capital. On an as-adjusted basis to give effect to this offering of common shares and the preferred share offering and the use of proceeds therefrom, we would have been able to borrow $2.25 billion under our revolving credit facility, subject to compliance with the conditions and covenants of that facility including the facility's requirement to maintain a net debt to capital ratio not in excess of 0.60:1. If we fail to perform our obligations under the facility's covenants, the revolving credit commitment could be terminated, and any outstanding borrowings under the facility could be declared immediately due and payable.

        We also have various financial commitments, such as leases, firm transportation and processing, contracts and purchase commitments. Our ability to service our debt and other financial obligations depends in large part upon the level of cash flows generated by our operating subsidiaries' operations, our ability to monetize and/or divest non-core assets, availability under our unsecured revolving credit facility and our ability to access the capital markets and/or other sources of financing. If we cannot repay or refinance our debt as it becomes due, we may be forced to sell assets or reduce funding in the future for working capital, capital expenditures and general corporate purposes.

The price of our common shares may be volatile.

        The trading price of our common shares has historically fluctuated significantly. For example, since the beginning of 2015, the high sale price per common share on the New York Stock Exchange was $18.40, the low sale price per share was $4.98, and on May 8, 2018, the last reported sale price of our common shares on the New York Stock Exchange was $7.99 per share. The price of our common shares could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in this risk factors section and any risk factors incorporated herein by reference, such as fluctuations in oil and natural gas prices. General market conditions and domestic or international macroeconomic factors unrelated to our performance may also affect the price of our common shares. For these reasons, investors should not rely on recent trends to predict future prices of our common shares or our financial results.

Volatility in the market price and trading volume of our common shares could adversely impact the trading value of the common shares.

        The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of the common shares could fluctuate significantly for many reasons, including in response to the risks described in this section and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, such as:

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  actual or anticipated fluctuations in operating results;

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  declines in the market prices of oil and natural gas;

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  changes in expectations as to future financial performance or buy/sell recommendations of securities analysts;

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  acquisitions, strategic alliances or joint ventures involving us or our competitors;

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  actions of our current shareholders, including sales of common shares by our directors and executive officers;

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  the arrival or departure of key personnel;

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  our, or a competitor's, announcement of new products, services or innovations; and

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  the operating and share price performance of other comparable companies.

        General market conditions and domestic or international macroeconomic factors unrelated to our performance may also affect the price of our common shares. For these reasons, investors should not rely on recent trends to predict future prices of our common shares or financial results.

        In addition, investors in the series A preferred shares may employ a convertible arbitrage strategy with respect to the series A preferred shares by selling short the common shares underlying the series A preferred shares or by entering into cash-settled over-the-counter derivative transactions with respect to the underlying common shares that have the same economic effect. Short sales of our common shares or derivative actions having the same economic effect could adversely impact the market price of our common shares.

There may be future sales or other dilution of our equity, which may adversely affect the market price of the common shares. Significant exercises of stock options could adversely affect the market price of our common shares.

        As of April 30, 2018, 317,422,062 of our common shares were issued and outstanding and entitled to vote, excluding 52,800,203 common shares held by our subsidiaries. Shares held by our subsidiaries have the same voting and other rights as other issued and outstanding shares. In addition, as of April 30, 2018, 4,032,785 common shares were reserved for issuance pursuant to stock option and employee benefit plans, 31,997,773 common shares were reserved for issuance upon exchange of the issued and outstanding Exchangeable Notes and 37,096,700 common shares were reserved for issuance upon the conversion of the series A preferred shares to be sold pursuant to the preferred share offering. The sale, or availability for sale, of substantial amounts of our common shares in the public market, whether directly by us or resulting from the exercise of options, issuances under employee benefit plans, exchange of the Exchangeable Notes or conversion of the series A preferred shares (and, where applicable, sales pursuant to Rule 144 under the Securities Act), would be dilutive to existing security holders, could adversely affect the prevailing market price of our common shares and could impair our ability to raise additional capital through the sale of equity securities.

        Except as described under "Underwriting (Conflicts of Interest)" with respect to the 60-day lock-up, we are not restricted from issuing additional common shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, common shares. The issuance of additional common shares will dilute the ownership interest of existing shareholders. Sales of a substantial number of common shares or other equity-related securities in the public market could depress the market value of our common shares, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares or other equity-related securities would have on the market price of our common shares.

        Sales of our common shares in the public market or sales of any of our other securities could dilute ownership and earnings per share, and even the perception that such sales could occur could cause the market price of our common shares to decline. The market price of our common shares also could decline as a result of sales of our common shares made after this offering or the perception that such sales could occur.

Provisions in our organizational documents may be insufficient to thwart a coercive hostile takeover attempt.

        Companies generally seek to prevent coercive takeovers by parties unwilling to pay fair value for the enterprise they acquire. We have sought to avoid a coercive takeover by:

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  Authorizing the board of directors to issue a significant number of common shares and up to 25,000,000 preferred shares, as well as to determine the price, rights (including voting rights), conversion ratios, preferences and privileges of the preferred shares, in each case without any vote or action by the holders of the common shares;

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  Limiting the ability of our shareholders to call or bring business before special meetings;

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  Prohibiting our shareholders from taking action by written consent in lieu of a meeting unless the consent is signed by all the shareholders then entitled to vote;

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  Requiring advance notice of shareholder proposals for business to be conducted at general meetings and for nomination of candidates for election to our board of directors; and

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  Reserving to our board of directors the ability to determine the number of directors comprising the full board of directors and to fill vacancies or newly created seats on the board of directors.

        These provisions designed to avoid a coercive takeover may not be fully effective so that a party may still be able to acquire us without paying what the board of directors considers to be fair value, including a control premium.

Each purchaser in this offering will experience immediate dilution in the net tangible book value per common share it purchases in this offering.

        Since the public offering price per common share being offered is higher than the net tangible book value per common share outstanding prior to this offering, the purchasers in this offering will suffer dilution in the net tangible book value of the common shares they purchase in this offering. Based on the public offering price of $7.75 per common share, the purchasers will suffer immediate dilution of $0.03 per common share, representing the difference in the as-adjusted net tangible book value per common share as of March 31, 2018 after giving effect to this offering. See the section entitled "Dilution" below for a more detailed discussion of the dilution the purchasers will incur if they purchase our securities in this offering.

Our common shares will rank junior to the series A preferred shares, with respect to dividends and amounts payable in the event of our liquidation.

        Our common shares will rank junior to the series A preferred shares, in each case with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up. This means that, unless accumulated dividends have been paid or set aside for payment on all outstanding series A preferred shares for all past completed dividend periods, no dividends may be declared or paid on our common shares. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, no distribution of our assets may be made to holders of our common shares until we have paid to holders of the series A preferred shares the applicable liquidation preference plus in each case accrued and unpaid dividends.

Our ability to use our net operating loss carryforwards, and possibly other tax attributes, to offset future taxable income for U.S. federal income tax purposes may be significantly limited due to various circumstances, including the issuance of the common shares in this offering and the issuance of series A preferred shares in the preferred share offering and certain possible future transactions involving the sale or issuance of our common shares or preferred shares, or if taxable income does not reach sufficient levels.

        As of March 31, 2018, we reported consolidated federal net operating loss ("NOL") carryforwards of approximately $425.0 million and certain other favorable federal income tax attributes. Our ability to use our NOL carryforwards and certain other attributes may be limited if we experience an "ownership change" as defined in Section 382 ("Section 382") of the Internal Revenue Code of 1986, as amended (the "Code"). An ownership change generally occurs if there is a more than 50 percentage point increase in the aggregate equity ownership of us by one or more "5 percent shareholders" (as that term is defined for purposes of Sections 382 and 383 of the Code) in any testing period, which is generally the three-year period preceding any potential ownership change, measured against their lowest percentage ownership at any time during such period.

        There is no assurance that we will not experience an ownership change under Section 382 as a result of the issuance of the common shares in this offering and the issuance of series A preferred shares in the preferred share offering or as a result of future actions that may significantly limit or possibly eliminate our ability to use our NOL carryforwards and potentially certain other tax attributes. In addition to the issuance of the common shares in this offering and the issuance of series A preferred shares in the preferred share offering, potential future transactions involving the sale, issuance, redemption or other disposition of common or preferred shares, the exercise of conversion or exchange options under the terms of any convertible or exchangeable debt, the repurchase of any such debt with our common shares, in each case, by a person owning, or treated as owning, 5% or more of our common shares, or a combination of such transactions, may cause or increase the possibility that we will experience an ownership change under Section 382. Under Section 382, an ownership change would subject us to an annual limitation that applies to the amount of pre-ownership change NOLs (and possibly certain other tax attributes) that may be used to offset post-ownership change taxable income. If a Section 382 limitation applies, the limitation could cause our U.S. federal income taxes to be greater, or to be paid earlier, than they otherwise would be, and could cause all or a portion of our NOL carryforwards to expire unused. Similar rules and limitations may apply for state income tax purposes. Our ability to use our NOL carryforwards will also depend on the amount of taxable income we generate in future periods. Our NOL carryforwards may expire before we can generate sufficient taxable income to use them in full.

Our board of directors may, without shareholder approval, cause the issuance of preferred shares with rights which could adversely affect the right of holders of our common shares or could discourage, delay or prevent a change of control of us.

        Our Bye-laws (as defined herein) provide for the issuance of up to 25,000,000 preferred shares with such designations, rights and preferences as may be determined from time to time by our board of directors. A portion of these preferred shares will be issued pursuant to the preferred share offering. However, after the consummation of the preferred share offering, we will still have a significant amount of authorized but unissued preferred shares. Our board of directors may, without further shareholder approval, cause the issuance of preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common shares. If issued, the preferred shares could also dilute the holders of our common shares and could discourage, delay or prevent a change of control of us, including transactions in which shareholders might receive a premium for their shares.

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the 35,000,000 common shares that we are offering will be approximately $262.5 million, or approximately $301.9 million if the underwriters exercise in full their option to purchase up to 5,250,000 additional common shares, after deducting the underwriting discount and estimated offering expenses payable by us.

        In addition, we estimate that the net proceeds we will receive from the preferred share offering will be approximately $242.1 million, or approximately $278.5 million if the underwriters of the preferred share offering exercise in full their over-allotment option to purchase additional series A preferred shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. While this offering and the preferred share offering are not contingent upon each other, we may decide to not proceed with either offering if one of the offerings cannot be completed. We cannot assure you that either or both of the offerings will be completed.

        We intend to use the net proceeds from this offering and the preferred share offering to repay borrowings outstanding under our revolving credit facility, which we may re-borrow from time to time for the repayment of other indebtedness, and for general corporate purposes. The revolving credit facility matures in 2020 and the weighted average interest on borrowings under our revolving credit facility was 3.15% as of March 31, 2018.

        Affiliates of certain of the underwriters are lenders under our revolving credit facility and, as a result, will receive a portion of the net proceeds of this offering. See "Underwriting (Conflicts of Interest)."

DILUTION

        Purchasers of our common shares in this offering will suffer immediate dilution in net tangible book value per common share. Net tangible book value per share represents our total tangible assets (which excludes goodwill and other intangible assets), less our total liabilities, divided by the aggregate number of common shares issued and outstanding. Our net tangible book value as of March 31, 2018 was approximately $2.46 billion, or approximately $7.75 per outstanding common share.

        After giving effect to the sale of the common shares being offered hereby as set forth on the cover page of this prospectus supplement (excluding any shares that may be issued if the underwriters exercise their option to purchase additional common shares), and after deducting the underwriter's fees and the estimated offering expenses payable by us related to this offering, our as-adjusted net tangible book value as of March 31, 2018 would have been approximately $2.72 billion, or $7.72 per common share. This amount represents an immediate decrease in net tangible book value of $0.03 per common share as a result of this offering. The following table illustrates this decrease in our net tangible book value per common share:

Public offering price per common share	$7.75
Net tangible book value per share as of March 31, 2018	7.75
Decrease in net tangible book value per share attributable to new investors	0.03
Dilution per share to new investors	7.72

        The amounts above are based on 317,422,062 common shares issued and outstanding as of April 30, 2018, excluding 52,800,203 common shares held by our subsidiaries. The information above excludes, as of that date, the following:

  •
  4.4 million common shares issuable upon the exercise of outstanding options (including vested options) with a weighted average exercise price of $13.03 per share;

  •
  0.2 million common shares issuable upon the vesting of restricted shares units subject to vesting conditions;

  •
  4.0 million common shares reserved for future issuance under Nabors' equity incentive plans;

  •
  32.0 million common shares reserved for issuance upon the exchange of the outstanding Exchangeable Notes; and

  •
  the conversion of the series A preferred shares being offered pursuant to a separate prospectus supplement.

        To the extent that any of these stock options are exercised or any of these restricted shares become vested, or shares are issued under our equity incentive plans or upon exchange of the Exchangeable Notes, these issuances will cause dilution to the investors purchasing common shares in this offering.

CAPITALIZATION

        The following table sets forth Nabors' cash, cash equivalents and short-term investments, current debt, long-term debt and capitalization as of March 31, 2018:

  •
  on an actual basis;

  •
  on an adjusted basis to give effect to the issuance of the common shares in this offering and the application of the net proceeds therefrom after deducting the underwriting discount and certain expenses payable in connection with this offering as if each had occurred on March 31, 2018; and

  •
  on a further adjusted basis to give effect to the issuance of series A preferred shares in the preferred share offering and the application of the net proceeds therefrom after deducting the underwriting discount and certain expenses payable in connection with the preferred share offering as if each had occurred on March 31, 2018.

        The table below assumes no exercise of the underwriters' option to purchase additional common shares in this offering or series A preferred shares in the preferred share offering. This information should be read in conjunction with Nabors' consolidated financial statements, the notes thereto and the other financial data incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted for this Offering (Unaudited)	As Further Adjusted for the preferred share offering (Unaudited)
	(In thousands, except per share amounts)
Cash, cash equivalents, and short-term investments	$393,587	$393,587	$453,133

Current debt:
Current debt	$375	$375	$375

Long-term debt:
Revolving credit facility(1)	445,000	182,549	—
Commercial Paper(2)	—	—	—
9.25% senior notes due 2019(3)	303,489	303,489	303,489
5.00% senior notes due 2020	669,922	669,922	669,922
4.625% senior notes due 2021	695,168	695,168	695,168
5.50% senior notes due 2023	600,000	600,000	600,000
5.10% senior notes due 2023	346,608	346,608	346,608
0.75% exchangeable senior notes due 2024	435,074	435,074	435,074
5.75% senior notes due 2025	800,000	800,000	800,000
Less: deferred financing costs	(39,101)	(39,101)	(39,101)

Total long-term debt	$4,256,160	$3,993,709	$3,811,160

Shareholders' equity:
6.00% Series A Mandatory Convertible Preferred Shares par value $0.001 per share:
Authorized—25,000; 5,000 issued on an as further adjusted basis	$—	$—	$5
Common shares par value $.001 per share:
Authorized—800,000; 370,320 issued on an actual basis and 405,320 on an as adjusted and as further adjusted basis(4)	370	405	405
Capital in excess of par value	2,797,893	3,060,309	3,302,399
Treasury shares, at cost, 52,800 common shares	(1,314,020)	(1,314,020)	(1,314,020)
Accumulated other comprehensive income	(7,151)	(7,151)	(7,151)
Retained earnings	1,232,516	1,232,516	1,232,516

Total shareholders' equity	2,709,608	2,972,059	3,214,149
Noncontrolling interest	27,400	27,400	27,400

Total equity	$2,737,008	2,999,459	3,241,549
Total capitalization	$6,966,143	$6,966,143	$7,025,684

Total current and long-term debt, net of cash, cash equivalents, and short-term investments	$3,862,948	$3,600,497	$3,358,402

(1)
Our revolving credit facility provides us with the ability to borrow up to $2.25 billion from time to time. As of March 31, 2018, we had $445.0 million outstanding under this facility. Our revolving credit facility matures in July 2020 and can be used for general corporate purposes, including capital expenditures and working capital. The weighted average interest rate on borrowings under the facility was 3.15% as of March 31, 2018. We have the option to increase the aggregate principal amount of commitments by an additional $450 million by either adding new lenders to the facility or by requesting existing lenders under the facility to increase their commitments (in each case with the consent of the new lenders or the increasing lenders). Nabors fully and unconditionally guarantees the obligations under the facility.

(2)
Our commercial paper borrowings are classified as long-term debt because the borrowings are fully supported by availability under our revolving credit facility, which matures in July 2020. We had no commercial paper borrowings as of March 31, 2018.

(3)
The 9.25% senior notes due January 2019 have been classified as long-term because we have the ability and intent to repay this obligation utilizing our revolving credit facility.

(4)
Common shares shown as issued and outstanding in the table above excludes the following, as of March 31, 2018: (i) 4.4 million common shares issuable upon the exercise of outstanding options (including vested options), with a weighted average exercise price of $13.03 per share; (ii) 0.2 million common shares issuable upon the vesting of restricted shares units subject to vesting conditions; (iii) 4.0 million common shares reserved for future issuance under Nabors' equity incentive plans; (iv) 32.0 million common shares reserved for issuance upon the exchange of the outstanding Exchangeable Notes; and (v) up to 32,258,000 common shares (up to 37,096,700 common shares if the underwriters in the preferred share offering exercise their over-allotment option to purchase additional series A preferred shares in full), in each case subject to anti-dilution, make-whole and other adjustments, that would be issuable upon conversion of the series A preferred shares issued in the preferred share offering. Shares indicated as outstanding excludes 52.8 million common shares held by our subsidiaries.

DIVIDEND POLICY

        Nabors has paid quarterly dividends on its common shares at a rate of $0.06 per share for the past eight quarters and currently intend to continue this practice. However, the declaration, payment and amount of future dividends to holders of Nabors' common shares will be at the discretion of its board of directors and will depend on many factors, including our financial condition and results of operations, liquidity requirements, market opportunities, capital requirements of Nabors' subsidiaries, legal requirements, regulatory constraints and other factors that Nabors' board of directors deems relevant.

MARKET PRICE OF THE COMMON SHARES

        Nabors common shares are traded on the New York Stock Exchange under the symbol "NBR." The following table sets forth, for the periods indicated, the high and low sale price per share of Nabors common shares on the New York Stock Exchange.

	High (U.S.$)	Low (U.S.$)
2015
First Quarter	14.09	9.96
Second Quarter	16.99	13.70
Third Quarter	14.43	8.94
Fourth Quarter	12.33	7.47
2016
First Quarter	9.84	4.93
Second Quarter	11.21	7.61
Third Quarter	12.33	8.46
Fourth Quarter	17.68	11.01
2017
First Quarter	18.40	11.89
Second Quarter	14.28	7.16
Third Quarter	8.70	6.18
Fourth Quarter	8.04	5.32
2018
First Quarter	8.62	6.09
Second Quarter (through May 8, 2018)	8.19	6.37

        On May 8, 2018, the last sale price reported on the New York Stock Exchange for Nabors common shares was $7.99 per share. On April 30, 2018, there were 2,016 recordholders of Nabors common shares.

DESCRIPTION OF AUTHORIZED SHARE CAPITAL

        The following description of Nabors' share capital includes a summary of certain provisions of Nabors' Memorandum of Association and Amended and Restated Bye-laws (the "Bye-laws"). For a description of certain of the expected terms of the series A preferred shares, which will be a series of our preferred shares and will impact the rights of holders of our common shares, see "—Preferred Shares—Series A Mandatory Convertible Preferred Shares."

        Nabors' authorized share capital consists of 825,000,000 shares of which 800,000,000 are common shares, par value US$0.001 per share, and 25,000,000 are preferred shares, par value US$0.001 per share. The following summary is qualified in its entirety by the provisions of Nabors' Memorandum of Association, dated December 10, 2001 and Nabors' Amended and Restated Bye-laws dated July 14, 2015 which are both publicly available and filed as exhibits to Nabors' reports to the Commission. See "Where You Can Find More Information." As of April 30, 2018, there were 317,422,062 Nabors common shares issued and outstanding, excluding 52,800,203 common shares held by our subsidiaries. Shares held by our subsidiaries have the same voting and other rights as other issued and outstanding shares. Concurrently with this offering, pursuant to a separate prospectus supplement, we are offering 5,000,000 of our 6.00% series A preferred shares. While this offering and the preferred share offering are not contingent upon each other, we may decide to not proceed with either offering if one of the offerings cannot be completed. No other shares of Nabors of any class or series were issued and outstanding as of May 9, 2018.

Common Shares

        Holders of the common shares are entitled to one vote on any question to be decided on a show of hands and one vote per share on a poll on all matters submitted to a vote of the shareholders of Nabors. Except as specifically provided in Nabors' Bye-laws or in the Companies Act 1981 of Bermuda, as amended (the "Companies Act"), any action to be taken by shareholders at any meeting at which a quorum is in attendance shall be decided by a majority of the issued shares present in person or represented by proxy and entitled to vote. There are no limitations imposed by Bermuda law or the Bye-laws on the right of shareholders who are not Bermuda residents to hold or to vote their Nabors common shares.

        The Bye-laws do not provide for cumulative voting. A special meeting of shareholders may be called by Nabors' board of directors or as otherwise provided by the Companies Act and applicable law. Any action, except the removal of auditors and directors, required or permitted to be taken at any annual or special meeting of shareholders may be taken by written consent if the consent is signed by each shareholder, or their proxy, entitled to vote on the matter. Holders of Nabors common shares do not have a preemptive or preferential right to purchase any other securities of Nabors. The common shares have no sinking fund provision.

Preemptive, Redemption, Conversion and Sinking Fund Rights

        Holders of Nabors common shares will have no preemptive or preferential right to purchase any securities of Nabors. Nabors common shares will not be convertible into shares of any other class or series or be subject to redemption either by Nabors or the holder of the common shares. Nabors common shares have no sinking fund provisions.

Changes to Rights of a Class or Series

        Subject to the Companies Act, the rights attached to any class or series of shares of Nabors, unless otherwise provided by the terms of that class or series, may be altered or abrogated by a resolution passed at a separate general meeting of the holders of shares of that class, voting in person or by proxy and representing at least a majority of the issued shares of that class entitled to vote. Every holder of shares of the relevant class shall be entitled on a poll to one vote for each share held by such holder and any holder of shares of the relevant class present in person or by proxy may demand a poll. Unless otherwise provided by the rights attaching to any class of shares, the rights attaching to any class of shares will not be deemed to be varied by the creation or issue of shares that rank in priority of payment of dividends or with respect to capital or which confer more favorable voting rights than those shares.

Quorum for General Meetings

        The holders of shares present in person or by proxy entitling them to exercise a majority of the voting power of Nabors shall constitute a quorum to hold a general meeting of the shareholders.

Rights Upon Liquidation

        Upon the liquidation of Nabors, after the full amounts that holders of any issued shares ranking senior to Nabors common shares as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, the holders of Nabors common shares are entitled to receive, pro rata, any remaining assets of Nabors available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with Nabors. With the sanction of a resolution of shareholders, the assets received by the holders of Nabors common shares in a liquidation may consist in whole or in part of non-cash property which is not required to be of the same kind for all shareholders.

Repurchase Rights

        Nabors' board of directors may, at its discretion, authorize the purchase by Nabors of its own shares of any class, at any price (whether at par or above or below par), as long as such purchase is made in accordance with the provisions of the Companies Act.

Compulsory Acquisition of Shares Held by Minority Holders

        An acquiring party is generally able to acquire compulsorily the Nabors common shares of minority holders in one of the following ways:

  •
  By a procedure under the Companies Act known as a "scheme of arrangement." A scheme of arrangement is made by obtaining the consent of Nabors and of holders of Nabors common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of Nabors common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

  •
  If the acquiring party is a company, it may compulsorily acquire all of the shares of the target company by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by the acquiring party (the "offeror") or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by the offeror or any of its subsidiaries, obtained the approval of holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which such approval was obtained, require by a "Notice of Acquisition" any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror's notice of its intention to acquire such shares) orders otherwise.

  •
  By acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, where the acquiring party holds not less than 95% of the shares or the class of shares of the company, the shares of such remaining shareholders or class of shareholders. When such a notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in such notice, unless a remaining shareholder, within one month

  •
  of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of its shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Preferred Shares

        Nabors' board of directors is authorized, without further shareholder action, to issue from time to time up to 25,000,000 preferred shares in one or more classes or series, and fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences, number of shares, special rights qualifications, limitations or restrictions thereof, as are provided in the resolutions adopted by the board of directors providing for the issuance of such class or series. The Nabors board of directors in authorizing such class or series may provide that any such class or series may be:

  •
  subject to redemption at the option of Nabors or the holders, or both, at such time or times and at such price or prices;

  •
  entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or any other series;

  •
  entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Nabors; or

  •
  convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of Nabors at such price or prices or at such rates of exchange and with such adjustments;

in each case, as set forth in the resolutions authorizing the class or series of preferred shares.

  Series A Mandatory Convertible Preferred Shares.

        Concurrently with this offering, pursuant to a separate prospectus supplement, we are offering 5,000,000 of our series A preferred shares, plus up to an additional 750,000 of such series A preferred shares that the underwriters of that offering have the option to purchase from us, solely to cover over-allotments. The terms of the series A preferred shares are described in greater detail in the prospectus supplement and related prospectus for the offering of such series A preferred shares.

Transfer Agent and Registrar

        The transfer agent and registrar for the common shares and the series A preferred shares is Computershare.

Anti-Takeover Effects of Provisions of Certificate of Incorporation and Bye-Laws

        The Bye-laws have provisions that could have an anti-takeover effect. In addition, the Bye-laws include an "advance notice" provision which places time limitations on shareholders' nominations of directors and submission of proposals for consideration at an annual general meeting. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to encourage negotiations with the board of directors in transactions that may involve an actual or potential change of control of Nabors.

        Directors can be removed from office prior to the expiration of their term, only for cause and after proper notice, at a special general meeting called for that purpose and by the affirmative vote of a majority of the issued and outstanding shares entitled to vote at such meeting. Any vacancy created by the removal of a director may be filled by the affirmative vote of a majority of the issued and outstanding shares entitled to vote at the same meeting by the election of another director in his or her place or, in the absence of any such election, by the board of directors. Any general meeting may authorize the board of directors to fill any vacancy left unfilled at a general meeting. As long as a quorum of directors remains and is present, during the existence of a vacancy on the board of directors the remaining directors shall have full power to act during the existence of a vacancy.

        The Bye-laws also provide that the board of directors will consist of not less than five nor more than 18 persons, the exact number to be set from time to time by the affirmative vote of a majority of the directors then in office. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.

        The Bye-laws provide that, at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the Bye-laws.

        For business to be properly brought before an annual general meeting by a shareholder in accordance with the terms of the Bye-laws, the shareholder must have given timely notice thereof in proper written form to the Secretary of Nabors. To be timely for consideration at the annual general meeting, a shareholder's notice must be received by the Secretary at Nabors' principal executive offices and its registered office in Bermuda not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, or, in the event that the annual general meeting is called for a date that is not within 30 days before or after such anniversary date, not later than the 10th day following the day on which such notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever occurs first. In order for a shareholder to nominate directors in connection with an annual general meeting of shareholders, a shareholder's notice of his intention to make such nominations must be received in proper written form as specified in the Bye-laws by the Secretary of Nabors within the time limits described above or pursuant to the valid exercise of the power granted under the Companies Act.

        In addition, the Companies Act provides for a mechanism by which 100 shareholders acting together or shareholders holding at least 5% of the voting power of a Bermuda company may propose a resolution which may properly be moved at an annual general meeting of the company.

        Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of the common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of common shares. Under the Bye-laws, special general meetings may be called at any time by the board of directors or when requisitioned by shareholders or otherwise required pursuant to the provisions of the Companies Act. The Companies Act currently permits shareholders holding 10% of the paid up capital of a company entitled to vote at general meeting to requisition a special general meeting.

        The board of directors of Nabors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any authorized but unissued shares on such terms and conditions as it may determine. For example, the board of directors could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the Nabors common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following are the material U.S. federal income tax considerations for U.S. Holders and Non-U.S. Holders (as defined herein) of purchasing, owning and disposing of common shares, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person's decision to purchase, own and dispose of such securities. This discussion does not address any U.S. state or local, or non-U.S. tax consequences of the acquisition, ownership or disposition of common shares. In addition, this discussion does not address any U.S. federal tax consequences other than U.S. federal income tax consequences, such as the estate and gift tax, or the Medicare tax on net investment income. The discussion applies only if the beneficial owner holds common shares as capital assets for U.S. federal income tax purposes and it does not describe all of the tax consequences that may be relevant in light of the beneficial owner's particular circumstances. For instance, it does not describe all the tax consequences that may be relevant to:

  •
  certain financial institutions;

  •
  insurance companies;

  •
  real estate investment trusts;

  •
  regulated investment companies;

  •
  dealers and traders in securities who use a mark-to-market method of tax accounting;

  •
  persons holding common shares as part of a "straddle," integrated transaction or similar transaction;

  •
  persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

  •
  persons liable for the alternative minimum tax;

  •
  U.S. expatriates;

  •
  tax-exempt organizations;

  •
  persons that own or are deemed to own ten percent or more of our stock by vote or value; or

  •
  certain taxpayers who file applicable financial statements required to recognize income when the associated revenue is reflected on such financial statements.

        If an entity classified as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partnerships holding common shares and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of purchasing, owning and disposing of the common shares.

        You are a "U.S. Holder" for purposes of this discussion if you are a beneficial owner of our common shares and for U.S. federal income tax purposes are:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (i) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes or (ii) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

        You are a "Non-U.S. Holder" for purposes of this discussion if you are a beneficial owner of our common shares and are neither a U.S. Holder nor a partnership (or other entity taxable as a partnership).

        This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof. These authorities are subject to change, possibly with retroactive effect. This discussion assumes that, and we believe that, we are not, and will not become, a passive foreign investment company (a "PFIC"), as discussed below.

        U.S. Holders should consult their tax advisors with respect to their particular tax consequences of purchasing, owning and disposing of common shares, including the applicability and effect of state, local, non-U.S. and other tax laws and the possibility of changes in tax laws.

Consequences to U.S. Holders

Taxation of Distributions

        Distributions paid on common shares other than certain pro rata distributions of common shares or rights to acquire common shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Although we believe that we presently have accumulated earnings and profits, it is possible that we may not have sufficient current or accumulated earnings and profits during future years for such distributions to be treated as dividends. Distributions in excess of our current and accumulated earnings and profits would be treated as a return of capital to the extent of a U.S. Holder's adjusted tax basis in the common shares and thereafter as capital gain from the sale or exchange of such common shares.

        Dividends paid by qualified foreign corporations to a U.S. Holder that is not a corporation are taxable at a reduced rate provided that certain holding period and other requirements are met. A foreign company that is not a PFIC (as discussed below) is treated as a qualified foreign corporation with respect to dividends paid on stock that is readily tradable on an established securities market in the United States, such as the New York Stock Exchange, where the common shares will be traded. Because our common shares will be traded on the New York Stock Exchange, we believe we will be treated as a qualified foreign corporation with respect to any dividends paid on the common shares, and therefore non-corporate U.S. Holders will be eligible for the preferential tax rate if they meet certain holding period and other requirements. Dividends paid to a corporate U.S. Holder will not be eligible for the dividends-received deduction allowed to U.S. corporations under the Code. A U.S. Holder should consult its tax advisor to determine whether the preferential tax rate will apply to dividends it receives.

        The amount of any dividends generally will be treated as foreign-source dividend income and will generally be considered "passive category income" in computing the foreign tax credit. Non-U.S. income taxes withheld therefrom, if any, may be used as a credit against or a deduction (in lieu of credit) in computing a U.S. Holder's federal income tax liability, subject to applicable limitations. Non-U.S. income taxes eligible for credit are calculated separately with respect to specific classes of foreign source income. An election to deduct non-U.S. taxes instead of claiming foreign tax credits applies to all non-U.S. taxes paid or accrued in the taxable year.

        If Nabors is a "United States-owned foreign corporation," however, a portion of the dividends allocable to its U.S. source earnings and profits may be re-characterized as U.S. source for foreign tax credit purposes. A "United States-owned foreign corporation" is any foreign corporation in which United States persons own, directly or indirectly, 50% or more of the stock (by vote or by value). In general, United States-owned foreign corporations with less than 10% of their earnings and profits attributable to sources within the United States are excepted from these rules. The rules governing the treatment of foreign taxes and foreign tax credits are complex, and U.S. Holders should consult their own tax advisors about the impact of these rules in their particular situations.

Sale or Other Disposition of Common Shares

        Subject to the discussion of the PFIC rules below, the gain or loss a U.S. Holder realizes on the sale or other disposition of common shares will be a capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the common shares for more than one year. The amount of a U.S. Holder's gain or loss will equal the difference between the U.S. Holder's tax basis in the common shares disposed of and the amount realized on the disposition. Such gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. For non-corporate taxpayers, long-term capital gains are generally eligible for reduced rates of taxation. In addition, certain limitations exist on the deductibility of capital losses.

Passive Foreign Investment Company Rules

        The U.S. federal income tax consequences to U.S. Holders of owning and disposing of our common shares could be materially different from those described above if, at any relevant time, we were classified as a passive foreign investment company (a "PFIC"). For U.S. federal income tax purposes, a foreign corporation is classified as a PFIC for any taxable year if either: (i) at least 75% of its gross income is "passive income" for purposes of the PFIC rules or (ii) at least 50% of the value of its assets (determined on the basis of a quarterly average) produce or are held for the production of passive income. For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more of the stock (by value). Based upon our current and projected income, assets and activities, we do not expect to be considered a PFIC for our current taxable year or for future taxable years. However, because the determination of whether we are a PFIC will be based upon the composition of our income, assets and the nature of our business, as well as the income, assets and business of entities in which we hold at least a 25% interest, from time to time, and because there are uncertainties in the application of the relevant rules, there can be no assurance that we will not be considered a PFIC for any taxable year. If we are a PFIC for any taxable year, U.S. Holders may be subject to adverse tax consequences, including the possible imposition of an interest charge on "excess distributions" allocable to prior taxable years in the U.S. Holder's holding period during which we are determined to be a PFIC. For this purpose, any gains recognized on the disposition of a stock of a corporation that is a PFIC will be treated as an excess distribution and, thus, as ordinary income subject to the PFIC interest charge rules. Further, if we are deemed to be a PFIC for a taxable year, dividends on the common shares would not be "qualified dividend income" eligible for preferential rates of U.S. federal income taxation. In addition, if we are a PFIC, U.S. Holders may generally be required to comply with annual reporting requirements. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to them.

        In lieu of being subject to the special tax rules discussed above, a U.S. Holder may make a mark-to-market election with respect to its common shares provided such common shares are treated as "marketable stock." The common shares generally will be treated as marketable stock if they are "regularly traded" on a "qualified exchange or other market" (within the meaning of the applicable Treasury regulations). Nabors' common shares are currently listed on the New York Stock Exchange—which is a qualified exchange or other market. In order for the common shares to be regularly traded for a given calendar year, they must be traded, other than in de minimis amounts, at least 15 days during each calendar quarter. While we expect they will, no assurance can be given that the common shares will be "regularly traded" for purposes of the mark-to-market election.

        If a U.S. Holder makes an effective mark-to-market election, such holder will include as ordinary income in each year that we are a PFIC the excess of the fair market value of such holder's common shares at the end of the year over such holder's adjusted tax basis in the common shares. A U.S. Holder will be entitled to deduct as an ordinary loss in each such year the excess of such holder's adjusted tax basis in the common shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC, any gain such holder recognizes upon the sale or other disposition of the common shares will be treated as ordinary income and any loss will be treated as ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election.

        A U.S. Holder's adjusted tax basis in the common shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If a U.S. Holder makes a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the common shares are no longer regularly traded on a qualified exchange or other market, or the Internal Revenue Service (the "IRS") consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors about the availability of the mark-to-market election, and whether making the election would be advisable in light of their particular circumstances.

        If we are a PFIC for any taxable year during which a U.S. Holder holds common shares and any of our non-U.S. subsidiaries is also a PFIC, such holder will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. A mark-to-market election may be unavailable with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors about the application of the PFIC rules to any of our subsidiaries.

        Alternatively, U.S. Holders can sometimes avoid the rules described above by electing to treat a PFIC as a "qualified electing fund" under Section 1295 of the Code. However, this option is not available to you because we do not intend to comply with the requirements necessary to permit you to make this election.

Consequences to Non-U.S. Holders

Taxation of Distributions

        Dividends, if any, received by Non-U.S. Holders with respect to the common shares generally will not be subject to withholding of U.S. federal income tax.

        Dividends that are effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States generally are subject to U.S. federal income tax on a net income basis. Any such effectively connected dividends received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable U.S. income tax treaty.

Sale or Other Disposition of Common Shares

        Any gain realized by a Non-U.S. Holder on the sale, exchange, redemption or other disposition of the common shares generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States; or

  •
  such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange, redemption or other disposition and certain conditions are met.

If a Non-U.S. Holder's gain is effectively connected with its conduct of a trade or business in the United States, such Non-U.S. Holder generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as if it were a U.S. Holder. In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30%, or lower rate as may be prescribed under an applicable U.S. income tax treaty, of its earnings and profits for the taxable year (which will include any effectively connected gain) subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States. A Non-U.S. Holder that is an individual subject to tax by reason of his or her presence in the United States as described above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though such

Non-U.S. Holder is not considered a resident of the United States. Such holders are urged to consult their tax advisors regarding the tax consequences of the acquisition, ownership and disposition of the common shares.

Information Reporting and Backup Withholding

        Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding unless (i) the U.S. Holder is an exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. A Non-U.S. Holder may be subject to backup withholding on payments on the common shares and the proceeds from a sale or other disposition of the common shares unless such Non-U.S. Holder complies with certification procedures to establish that it is not a United States person.

        Backup withholding is not an additional tax. Rather, the amount of any backup withholding from a payment to a holder will be allowed as a credit against its U.S. federal income tax liability and may entitle it to a refund of any amounts withheld in excess of such liability, provided that the required information is timely furnished to the IRS.

"Specified Foreign Financial Asset" Reporting

        Certain U.S. Holders of "specified foreign financial assets" with an aggregate value in excess of U.S.$50,000 (and in some circumstances, a higher threshold), may be required to file an information report, currently on IRS Form 8938, with respect to such assets with their U.S. federal income tax returns. "Specified foreign financial assets" generally include any financial accounts maintained by foreign financial institutions as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Substantial penalties may be imposed in the event of a failure to comply. U.S. Holders should consult their own tax advisors as to the possible application to them of this filing requirement.

        PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY ADDITIONAL TAX CONSEQUENCES RESULTING FROM PURCHASING, OWNING OR DISPOSING OF COMMON SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF THE TAX LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION, INCLUDING ESTATE, GIFT, AND INHERITANCE LAWS.

CERTAIN BERMUDA TAX CONSIDERATIONS

        At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable in Bermuda by Nabors in respect of the series A preferred shares or the common shares to be issued by Nabors in the event of the conversion of the series A preferred shares as described in the prospectus supplement in respect of the preferred share offering (the "Preferred Share Prospectus Supplement"). Nabors has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to Nabors or to any of its operations or to its shares, debentures or other obligations, including the series A preferred shares or the common shares to be issued by Nabors in the event of the conversion of the series A preferred shares as described in the Preferred Share Prospectus Supplement, except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

UNDERWRITING (CONFLICTS OF INTEREST)

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Common Shares
Morgan Stanley & Co. LLC	12,250,000
Citigroup Global Markets Inc.	10,500,000
Goldman Sachs & Co. LLC	1,750,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	1,750,000
Wells Fargo Securities, LLC	1,750,000
Mizuho Securities USA LLC	1,750,000
Lazard Capital Markets LLC	875,000
MUFG Securities Americas Inc.	875,000
PNC Capital Markets LLC	875,000
Intrepid Partners, LLC	700,000
BBVA Securities Inc.	700,000
SMBC Nikko Securities America, Inc.	700,000
HSBC Securities (USA) Inc.	525,000

Total:	35,000,000

        The underwriters and the representative are collectively referred to as the "underwriters" and the "representative," respectively. The underwriters are offering the common shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the common shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the common shares offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriter's option to purchase additional shares described below.

Option to Purchase Additional Shares

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase from us up to 5,250,000 additional common shares at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional common shares as the number listed next to the underwriter's name in the preceding table bears to the total number of shares of common shares listed next to the names of all underwriters in the preceding table.

Underwriting Discount

        The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriter's option to purchase up to an additional 5,250,000 common shares.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$7.75	$271,250,000	$311,937,500
Underwriting discounts and commissions	$0.24	$8,400,000	$9,660,000
Proceeds, before expenses	$7.51	$262,850,000	$302,277,500

        The underwriters initially propose to offer part of the common shares directly to the public at the offering price listed on the cover page of this prospectus supplement. Common shares sold by the underwriters to dealers may be sold at the public offering price less a concession not to exceed $0.10. After the initial offering of the common shares to the public, the offering price and other selling terms may from time to time be varied by the representative.

        The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $398,750.

Listing

        Our common shares has been approved for listing on the New York Stock Exchange under the trading symbol "NBR".

Lock-ups

        We and all of our directors and executive officers have agreed that, for a period of 60 days from the date of this prospectus supplement (the "restricted period") and subject to certain important exceptions, none of us will, without the prior written consent of Morgan Stanley & Co. LLC, offer, sell contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition by us or any of our affiliates, directly or indirectly, of) any of our common shares or any securities convertible into or exercisable or exchangeable for our common shares, or publicly announce an intention to effect any such transaction. Morgan Stanley & Co. LLC, in its sole discretion, may release the common shares and other securities subject to the lock-up agreements described above in whole or in part at any time.

Price Stabilization and Short Positions

        In order to facilitate the offering of the common shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, common shares in the open market to stabilize the price of the common shares. These activities may raise or maintain the market price of the common shares above independent market levels or prevent or retard a decline in the market price of the common shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Electronic Prospectus Delivery

        A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of common shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

        Affiliates of Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, BBVA Securities Inc., SMBC Nikko Securities America, Inc. and HSBC Securities (USA) Inc. are lenders under our revolving credit facility and, as a result, will receive a portion of the proceeds from this offering. See "Use of Proceeds."

Conflicts of Interest

        Affiliates of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC and HSBC Securities (USA) Inc. serve as lenders under our revolving credit facility and will receive more than 5% of the net proceeds of this offering. Such underwriter is deemed to have a "conflict of interest" under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a "qualified independent underwriter" is not required in connection with this offering as a "bona fide public market," as defined in FINRA Rule 5121, exists for our common shares. In accordance with FINRA Rule 5121, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC and HSBC Securities (USA) Inc. will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder. See "Use of Proceeds."

Selling Restrictions

European Economic Area

        Our common shares may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. Consequently no key information document required by Regulation (EU) No 1286/2014 (the "PRIIPs Regulation") for offering or selling the common shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the common shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. For the purposes of this provision:

  (a)
  the expression "retail investor" means a person who is one (or more) of the following:

  (i)
  a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or

  (ii)
  a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

  (iii)
  not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive"); and

  (b)
  the expression an "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase the common shares.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of our common shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our common shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any of our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our common shares to be offered so as to enable an investor to decide to purchase any of our common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of our common shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our common shares in, from or otherwise involving the United Kingdom.

Hong Kong

        Our common shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to our common shares has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our common shares may not be circulated or distributed, nor may our common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where our common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our common shares pursuant to an offer made under Section 275 of the SFA except:

    (a)
    to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

    (b)
    where no consideration is or will be given for the transfer;

    (c)
    where the transfer is by operation of law;

    (d)
    as specified in Section 276(7) of the SFA; or

    (e)
    as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Japan

        No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of our common shares.

        Accordingly, our common shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors, or QII

        Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to our common shares constitutes either a "QII only private placement" or a "QII only secondary distribution" (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to our common shares. Our common shares may only be transferred to QIIs.

For Non-QII Investors

        Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to our common shares constitutes either a "small number private placement" or a "small number private secondary distribution" (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to our common shares. Our common shares may only be transferred en bloc without subdivision to a single investor.

Switzerland

        Our common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in

Switzerland. Neither this document nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA.

        The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Canada

        Our common shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our common shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

WHERE YOU CAN FIND MORE INFORMATION

        Nabors files annual, quarterly and current reports, proxy and information statements and other information with the Commission. You may read and copy materials that Nabors has filed with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission maintains an internet site that is available to the public that contains reports; proxy and information statements; and other information regarding other issuers that file electronically with the Commission at http://www.sec.gov. Nabors' filings are also available at Nabors' website at http://www.nabors.com. Website materials are not a part of this prospectus supplement.

        Nabors' common shares are quoted on the New York Stock Exchange under the symbol "NBR" and Nabors' Commission filings can also be read at: New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

        We incorporate by reference into this prospectus supplement the documents listed below and any future filings Nabors makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this prospectus supplement, until the underwriters have sold all of the common shares to which this prospectus supplement relates or the offering is otherwise terminated (except for any portions of any such report are furnished and not deemed to be filed). The information incorporated by reference is an important part of this prospectus supplement. Any statement in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus supplement, (2) the accompanying prospectus or (3) any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes such statement.

  •
  Nabors' Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Commission on March 1, 2018, as amended by Amendment No. 1 to Nabors' Annual Report on Form 10-K filed with the Commission on March 29, 2018;

  •
  Nabors' Definitive Proxy Statement on Schedule 14A filed with the Commission on April 26, 2018, to the extent incorporated by reference into the 2017 Form 10-K;

  •
  Nabors' Quarterly Report on Form 10-Q for the three months ended March 31, 2018 filed on May 3, 2018;

  •
  Nabors' Current Reports on Form 8-K filed with the Commission on January 17, 2018 and January 23, 2018; and

  •
  The description of the Nabors' common shares contained in its Registration Statement on Form S-4, filed on January 2, 2002, as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2, Pre-Effective Amendment No. 3 and Pre-Effective Amendment No. 4 to Form S-4, filed on March 25, 2002, April 17, 2002, April 29, 2002, and May 10, 2002, respectively (Registration No. 333-76198).

        We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to Nabors Corporate Services, Inc. at 515 West Greens Road, Suite 1200, Houston, Texas 77067, Attention: Investor Relations, phone number (281) 874-0035.

LEGAL MATTERS

        Certain legal matters will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP with respect to New York law and by Conyers Dill & Pearman Limited with respect to Bermuda law.

        Certain legal matters will be passed upon for the underwriters by Vinson & Elkins LLP.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

NABORS INDUSTRIES LTD.
GUARANTEES OF DEBT SECURITIES
PREFERRED SHARES
DEPOSITARY SHARES
COMMON SHARES
SHARE PURCHASE CONTRACTS
SHARE PURCHASE UNITS
WARRANTS

NABORS INDUSTRIES, INC.
DEBT SECURITIES

        This prospectus contains a general description of the securities which we may offer for sale. The issuer will provide the specific terms of the securities in supplements to this prospectus. We, or the issuer of the securities, can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. In addition, selling security holders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We, or the issuer of the securities, may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. You should read this prospectus, the applicable prospectus supplements and any documents incorporated herein by reference carefully before you invest.

        The common shares of Nabors Industries Ltd. are traded on the New York Stock Exchange under the symbol "NBR." We expect any common shares sold pursuant to a prospectus supplement will be listed on that exchange, subject to official notice of issuance. With respect to other securities, each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        INVESTING IN OUR SECURITIES INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING "RISK FACTORS" CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND ANY SUCH PROSPECTUS SUPPLEMENT.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The securities may be offered and sold to or through underwriters, dealers, agents or other third parties as designated from time to time, or directly to one or more other purchasers or through a combination of such methods on a continuous or delayed basis. See "Plan of Distribution" on page 26. To the extent required by applicable regulation, if any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

February 2, 2018

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus or any applicable supplement. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

        As used in this prospectus and any prospectus supplement:

  •
  "Nabors" means Nabors Industries Ltd., a Bermuda exempted company;

  •
  "we," "our," and "us" generally means Nabors, together with its consolidated subsidiaries, unless the context otherwise requires; and

  •
  "Nabors Delaware" means Nabors Industries, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Nabors.

        This prospectus is part of a registration statement that we and Nabors Delaware filed with the United States Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf registration process, we may sell the different types of securities, and issue related guarantees, as described in this prospectus, in one or more foreign currencies, foreign currency units or composite currencies. This prospectus only provides you with a general description of the securities that we or a selling security holder may offer. Because Nabors is a "well-known seasoned issuer," as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"), Nabors may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part with the Commission at the time of the offer. In addition, Nabors is able to add its subsidiaries and securities to be issued by them if Nabors guarantees such securities.

        This prospectus provides you with a general description of the securities we may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under "Where You Can Find More Information."

        The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities able to be offered under this prospectus. The registration statement, including the exhibits, can be read at the Commission's website or at the Commission office mentioned under the heading "Where You Can Find More Information."

        You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

        We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document. Our business, financial condition or results of operations may have changed since that date.

        THIS PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. COPIES OF THE INCORPORATED DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE INCORPORATED BY REFERENCE THEREIN) WILL BE FURNISHED UPON WRITTEN OR ORAL REQUEST WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED.

REQUESTS SHOULD BE DIRECTED TO NABORS CORPORATE SERVICES, INC., 515 WEST GREENS ROAD, SUITE 1200, HOUSTON, TEXAS 77067, ATTENTION: INVESTOR RELATIONS, PHONE NUMBER (281) 874-0035 OR CAN BE FOUND ON OUR WEBSITE AT "HTTP://WWW.NABORS.COM." WEBSITE MATERIALS ARE NOT PART OF THIS PROSPECTUS.

        Unless otherwise indicated, all dollar amounts in this prospectus are expressed in U.S. dollars.

ABOUT NABORS INDUSTRIES LTD.

        Since its founding in 1952, Nabors has grown from a small land drilling business to one of the world's largest drilling contractors. Nabors Industries Ltd. was formed as a Bermuda exempted company on December 11, 2001. Through predecessors and acquired entities, Nabors has been continuously operating in the drilling sector since the early 1900s. Nabors became the publicly traded parent company of the Nabors group of companies, effective June 24, 2002, pursuant to a corporate reorganization. Today, Nabors owns and operates the world's largest land-based drilling rig fleet and is a provider of offshore rigs in the U.S. and numerous international markets. Nabors also provides directional drilling services, performance tools and innovative technologies for its own rig fleet and those of third parties. In today's performance-driven environment, we believe we are well positioned to seamlessly integrate downhole hardware, surface equipment and software solutions into our AC rig designs. Leveraging our advanced drilling automation capabilities, Nabors' highly skilled workforce continues to set new standards for operational excellence and transform the industry.

        Our business is comprised of our global land-based and offshore drilling rig operations and other rig services, consisting of equipment manufacturing, rig instrumentation and optimization software. We also specialize in wellbore placement solutions and are a leading provider of directional drilling and measurement while drilling ("MWD") systems and services. Our business consists of four reportable operating segments: U.S., Canada, International and Rig Services.

        As a global provider of drilling and drilling-related services for land-based and offshore oil and natural gas wells, our fleet of rigs and drilling-related equipment, as of September 30, 2017, included:

  •
  405 actively marketed rigs for land-based drilling operations in the U.S., Canada and approximately 20 other countries throughout the world; and

  •
  40 actively marketed rigs for offshore drilling operations in the U.S. and multiple international markets.

        We also provide innovative drilling technology and equipment and comprehensive well-site services including engineering, transportation and disposal, construction, maintenance, well logging, directional drilling, rig instrumentation, data collection and other support services in many of the most significant oil and gas markets in the world. In addition, we manufacture and lease or sell top drives and other rig equipment.

        Nabors' principal executive offices are located at Crown House, 4 Par-La-Ville Road, Second Floor, Hamilton, HM08, Bermuda and its telephone number at that address is (441) 292-1510.

Certain provisions of Bermuda law

        Nabors has been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of Nabors common shares.

        The Bermuda Monetary Authority has given its consent for the issue and free transferability of Nabors shares, up to the amount of our authorized capital from time to time, to and between non-residents of Bermuda for exchange control purposes, and the issue of options, warrants, depository receipts, rights, loan notes and other of our securities and the subsequent free transferability thereof, provided Nabors shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

        Pursuant to Bermuda law, there is an obligation to issue share certificates. If a share certificate is requested it can only be issued in the names of the legal entity holding title to those shares. In the case of a shareholder acting in a special capacity (for example, as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

ABOUT NABORS INDUSTRIES, INC.

        Nabors Delaware is a holding company and an indirect, wholly owned subsidiary of Nabors. Prior to the corporate reorganization that was completed on June 24, 2002, Nabors Delaware was a publicly traded corporation. Nabors Delaware was incorporated in Delaware on May 3, 1978. Nabors Delaware's principal executive offices are located at 515 West Greens Road, Suite 1200, Houston, Texas 77067 and its telephone number at that address is (281) 874-0035.

RISK FACTORS

        Investing in our securities and the securities of Nabors Delaware involves risks. You should carefully consider the risks described in our most recent Annual Report on Form 10-K, along with the disclosure related to the risk factors contained in any of our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. For each offering of securities made using this prospectus, we may include additional risk factors, if appropriate, in the prospectus supplement relating to that issuance of securities.

        The risks incorporated by reference are not the only ones that we may face. Additional risks that are not currently known to us or that we currently consider immaterial may also impair our business, financial condition or results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We discuss expectations regarding our future markets, demand for our products and services, and our performance in our registration statements, prospectuses, annual, quarterly and current reports, press releases, and other written and oral statements made from time to time. Statements relating to matters that are not historical facts are "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These "forward-looking statements" are based on an analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain and investors should recognize that events and actual results could turn out to be significantly different from our expectations. By way of illustration, when used in this document or other documents, words such as "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "will," "should," "could," "may," "predict" and similar expressions are intended to identify forward-looking statements.

        Factors to consider when evaluating these forward-looking statements include, but are not limited to:

  •
  fluctuations and volatility in worldwide prices of and demand for oil and natural gas;

  •
  fluctuations in levels of oil and natural gas exploration and development activities;

  •
  fluctuations in the demand for our services;

  •
  competitive and technological changes and other developments in the oil and gas and oilfield services industries;

  •
  our ability to renew customer contracts in order to maintain competitiveness;

  •
  the existence of operating risks inherent in the oil and gas and oilfield services industries;

  •
  the possibility of the loss of one or a number of our large customers;

  •
  the impact of long-term indebtedness and other financial commitments on our financial and operating flexibility;

  •
  our access to and the cost of capital, including the impact of a downgrade in our credit rating, availability under our unsecured revolving credit facility, and future issuances of debt or equity securities;

  •
  our dependence on our operating subsidiaries and investments to meet our financial obligations;

  •
  our ability to retain skilled employees;

  •
  our ability to complete, and realize the expected benefits of strategic transactions, including our joint venture in Saudi Arabia and recent acquisition of Tesco Corporation;

  •
  the recent changes in U.S. tax laws and the possibility of changes in other tax laws and other laws and regulations;

  •
  the possibility of changes in tax laws and other laws and regulations;

  •
  the possibility of political instability, war or acts of terrorism;

  •
  the possibility of political or economic instability, civil disturbance, war or acts of terrorism in any of the countries in which we do business; and

  •
  general economic conditions, including the capital and credit markets.

        Our businesses depend, to a large degree, on the level of spending by oil and gas companies for exploration, development and production activities. Therefore, a sustained increase or decrease in the price of oil or natural gas prices that has a material impact on exploration, development and production activities, could also materially affect our financial position, results of operations and cash flows.

        The above description of risks and uncertainties is by no means all-inclusive, but highlights certain factors that we believe are important for your consideration. For a more detailed description of risk factors, please see the section entitled "Risk Factors" elsewhere herein, in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC.

        All forward-looking statements contained or incorporated by reference in this prospectus are based on information available to us at the time made. We do not intend to update or revise any forward-looking statements that we may make in this prospectus or other documents, reports, filings or press releases, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

        For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pretax income (loss) from continuing operations less undistributed earnings from unconsolidated affiliates (net of dividends) and subsidiary preferred stock dividends plus amortization of capitalized interest and fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (whether expensed or capitalized), amortization of debt expense, and that portion of rental expense on operating leases deemed to be the equivalent of interest. The following table sets forth Nabors' ratio of earnings to fixed charges for each of the periods indicated.

Nabors Industries Ltd. and Subsidiaries

	Nine Months Ended September 30,				Year Ended December 31,
	2017		2016		2016		2015		2014		2013	2012
Ratio of earnings to fixed charges	N/A	(1)	N/A	(1)	N/A	(1)	N/A	(1)	N/A	(1)	1.42	3.03

(1)
The ratio of earnings to fixed charges was negative for the years ended December 31, 2016, 2015 and 2014 and the nine months ended September 30, 2017 and 2016. Additional earnings for these periods of $966.3 million, $347.5 million, $609.0 million, $431.5 million and $577.0 million, respectively, would be needed to have a one-to-one ratio of earnings to fixed charges.

        No preferred shares were outstanding during the fiscal years ended December 31, 2016, 2015, 2014, 2013 and 2012 or during the nine months ended September 30, 2017 and 2016. Therefore, the ratios of earnings to fixed charges and preferred dividends are not separately stated from the ratios of earnings to fixed charges for the periods listed above.

SELLING SECURITY HOLDERS

        We may register securities covered by this prospectus for re-offers and resales by any selling security holders who may be named in a prospectus supplement. Because Nabors is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the Commission. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See "Plan of Distribution." Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and any other terms of the securities being sold by a selling security holder.

USE OF PROCEEDS

        Except as may be set forth in a prospectus supplement, we intend to use the net proceeds we receive from sales of offered securities for general corporate purposes. These could include capital expenditures, repayment or purchase of previously issued long-term debt, investment in subsidiaries, loans to subsidiaries, additions to working capital, share repurchases, repayment of short-term commercial paper notes or other short-term debt, acquisitions and other business opportunities. If securities are sold by Nabors Delaware, we expect that it will add such proceeds to its general funds and use them for general corporate purposes or will loan or distribute such proceeds to Nabors or any of its subsidiaries. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder who may be named in a prospectus supplement.

        When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

        The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

        Nabors Delaware may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities of Nabors or Nabors Delaware. The debt securities may be:

  •
  senior obligations issued in one or more series under a senior indenture to be entered into between Nabors Delaware, as issuer, Wilmington Trust, National Association, as trustee and Citibank, N.A., as securities administrator, and, if applicable, Nabors and/or any other guarantor, as guarantor; or

  •
  subordinated obligations issued in one or more series under a subordinated indenture to be entered into between Nabors Delaware, as issuer, Wilmington Trust, National Association, as trustee and Citibank, N.A., as securities administrator, and, if applicable, Nabors and/or any other guarantor, as guarantor.

        The trustee and securities administrator for each series of debt securities will be Wilmington Trust, National Association and Citibank, N.A., respectively, unless otherwise specified in the applicable prospectus supplement.

        The following description only summarizes the terms of the material provisions of the indentures and the debt securities. We urge you to read each of the indentures which are filed as an exhibit to the registration statement of which this prospectus forms a part. In addition, the following description is qualified in all respects by reference to the actual text of the indentures and the forms of the debt securities.

General

        The indentures relating to Nabors Delaware's senior and subordinated obligations (the "indentures") do not contain any restrictions on the amount of additional indebtedness that Nabors Delaware may issue or that Nabors may guarantee in the future.

        You should review the prospectus supplement for the terms of the debt securities being offered, including the following terms:

  •
  the designation, aggregate principal amount and authorized denominations of the debt securities;

  •
  the purchase price of the debt securities;

  •
  the date or dates on which the debt securities will mature;

  •
  the rate or rates per annum, if any (which may be fixed or variable), at which the debt securities will bear interest or the method by which such rate or rates will be determined;

  •
  whether the interest, if any, is to be payable in cash or in payment in kind securities;

  •
  the dates on which the interest will be payable and the record dates for payment of interest, if any;

  •
  the coin or currency in which payment of the principal of, premium, if any, and interest, if any, on the debt securities will be payable;

  •
  the terms of any mandatory or optional redemption (including any sinking fund) or any obligation of Nabors Delaware to repurchase the debt securities;

  •
  whether the debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global debt securities and, if so, the identity of the depositary, if any, for such note or notes;

  •
  whether the debt securities will be senior debt securities or subordinated debt securities;

  •
  whether the debt securities will be secured;

  •
  the terms, if any, upon which such debt securities may be convertible into or exchangeable for other debt or equity securities;

  •
  whether the debt securities will be guaranteed by Nabors and/or any other guarantor and the terms and provisions of any such guarantee as described under "—Guarantee" below;

  •
  any special tax implications of the debt securities, including provisions for original issue discount securities, if effected;

  •
  any additional covenants that are included for the benefit of the debt securities;

  •
  any addition to or change or deletion of any event of default or any covenant specified in the applicable indenture; and

  •
  any other additional provisions or specific terms which may be applicable to that series of debt securities.

        Neither of the indentures limits the aggregate principal amount of debt securities that may be issued. Unless indicated in a prospectus supplement, Nabors Delaware may issue additional debt securities of a particular series without the consent of the holders of the debt securities of any series outstanding at the time of issuance. Any such additional debt securities, together with all outstanding debt securities of such series, will constitute a single series of securities under the applicable indenture. The debt securities may be authorized by Nabors Delaware and may be in any currency or currency units designated by such issuer.

        The debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any of these discounted debt securities will be described in the applicable prospectus supplement.

Ranking of debt securities

        The senior debt securities will be unsubordinated obligations and will rank equal in right of payment with all existing and future unsubordinated indebtedness of Nabors Delaware. The subordinated debt securities will be subordinated obligations and will be subordinated in right of payment to all existing and future senior indebtedness, including the senior debt securities. See "—Subordination of subordinated debt securities." Any series of debt securities that is not secured will be effectively subordinated to existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness.

        Nabors and Nabors Delaware currently conduct substantially all of their operations through their subsidiaries, and their subsidiaries generate substantially all of their operating income and cash flow. As a result, distributions and advances from their subsidiaries are the principal source of funds necessary to meet their debt service obligations. Contractual provisions or laws, as well as their subsidiaries' financial and operating requirements, may limit their respective ability to obtain cash from their subsidiaries that they require to pay their respective debt service obligations, including cash payments on the debt securities. In addition, because Nabors and Nabors Delaware are holding companies, holders of their debt securities and guarantees will have a junior position to the claims of creditors of their respective subsidiaries on their assets and earnings. The prospectus supplement relating to a series of debt securities will state, as applicable, whether Nabors Delaware's debt securities will be guaranteed by Nabors and/or any other guarantor. For a description of that guarantee, if any, see "—Guarantee."

Guarantee

        Unless otherwise provided in the applicable prospectus supplement, Nabors will guarantee each series of debt securities of Nabors Delaware.

        The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee, and the identity of each guarantor will be described in the applicable prospectus supplement. The obligations of each guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Conversion and exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares or preferred shares of Nabors or other equity or debt securities of Nabors and/or Nabors Delaware will be set forth in the related prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.

Payment, paying agent and registrar

        Unless otherwise indicated in the applicable prospectus supplement, Nabors Delaware will pay principal of, premium, if any, and interest, if any, on the debt securities at the office or agency designated by the issuer in the City of New York, except that Nabors Delaware, at its option, may pay interest on any debt securities in physical, certificated form either at the corporate trust office of the securities administrator or by check mailed to holders of the debt securities at their registered addresses as they appear in the registrar's books. Unless otherwise indicated in the applicable prospectus supplement, Nabors Delaware initially shall designate the corporate trust office of Citibank, N.A. in the City of New York to act as its paying agent and registrar. Nabors Delaware may, however, change the paying agent or registrar without prior notice to the holders of the debt securities, and we or any of our subsidiaries may act as paying agent or registrar.

        Unless otherwise indicated in the applicable prospectus supplement, Nabors Delaware will pay principal of, premium, if any, and interest, if any, on any debt security in global form registered in the name of or held by a depositary located in the United States identified in the prospectus supplement or its nominee in immediately available funds to such depositary or its nominee, as the case may be, as the registered holder of such global note.

Registration of transfer and exchange

        Unless otherwise indicated in the applicable prospectus supplement, a holder of debt securities may transfer or exchange the debt securities at the office of the registrar in accordance with the applicable indenture. The registrar and the trustee may require a holder to, among other things, furnish appropriate endorsements and transfer documents. Unless otherwise indicated in the applicable prospectus supplement, no service charge will be imposed by the issuer, the trustee or the registrar for any registration of transfer or exchange of debt securities, but Nabors Delaware may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. Nabors Delaware is not required to transfer or exchange any debt security selected for redemption. Also, Nabors Delaware is not required to transfer or exchange any debt security for a period of 15 days before a mailing of notice of redemption.

        The registered holder of a debt security will be treated as the owner of it for all purposes.

Book-entry delivery and form

        Unless otherwise indicated in the prospectus supplement, the debt securities will initially be issued only in registered, book-entry form, in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Global notes

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities of a series will be issued in the form of one or more global notes that will be deposited with or on behalf of a depositary located in the United States. Unless otherwise identified in the prospectus supplement, The Depository Trust Company will be appointed as depositary with respect to each series.

        The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.

        Unless otherwise specified in an applicable prospectus supplement, debt securities which are to be represented by a global note to be deposited with or on behalf of a depositary will be represented by a global note registered in the name of such depositary or its nominee. Upon the issuance of a global note in registered form, the depositary for the global note will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global note to the accounts of institutions that have accounts with the depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of the debt securities or by Nabors Delaware, if the debt securities are offered and sold directly by Nabors or any of its affiliates. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global notes. Ownership of beneficial interests in global notes by persons that hold the beneficial interests through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant.

        So long as the depositary for a global note in registered form, or its nominee, is the registered owner of the global note, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the applicable indenture governing the debt securities. Except as described below, owners of beneficial interests in the global notes will not be entitled to have debt securities of the series represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in definitive form and will not be considered the owners or holders thereof under the applicable indenture.

        Payment of principal of, premium, if any, and interest, if any, on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global note representing the debt securities. Nabors Delaware will not (nor will the trustee, the securities administrator, any paying agent or the registrar for the debt securities) have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for debt securities of a series, upon receipt of any payment of principal of, premium or interest in respect of a permanent global note, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global note held through the participants will be governed by customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants.

        A global note may not be transferred except as a whole by the depositary for the global note to a nominee of the depositary, by a nominee of the depositary to the depositary or to another nominee of the depositary or by the depositary or any nominee to a successor depositary or a nominee of the successor. If a depositary for debt securities of a series is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days, Nabors Delaware will issue debt securities in definitive registered form in exchange for the global note or notes representing the debt securities.

Certain covenants of the debt securities

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will include those covenants which may be set forth in the prospectus supplement to which such debt securities relate, including the following:

        Consolidation, Amalgamation, Merger, Conveyance of Assets.    The indentures relating to the debt securities provide, in general, that neither Nabors nor Nabors Delaware, as appropriate, will consolidate or amalgamate with or merge into any other entity or convey, transfer or lease our or its assets substantially as an entirety to any person, unless:

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  the entity formed by the consolidation or amalgamation or into which Nabors or Nabors Delaware is merged, or the person who acquires the assets, shall, in the case of Nabors Delaware, be organized under the laws of the United States, any state thereof, or the District of

    Columbia, the European Union or Bermuda, and in either case shall expressly assume Nabors' or Nabors Delaware's obligations under the indenture, the debt securities and any guarantee;

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  immediately after giving effect to that type of transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

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  we shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that such merger, consolidation, transfer or lease and such supplemental indenture, if any, complies with the indenture, and such Opinion of Counsel shall also state that such supplemental indenture, if any, constitutes the legal, valid, and binding obligation of such successor.

        We will describe any additional restrictive covenants for any series of debt securities in the applicable prospectus supplement.

Events of default

        In general, and unless otherwise specified in a prospectus supplement, the indentures define an event of default with respect to any series of debt securities as being:

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  a default for 10 days in payment of any principal or premium, if any, on the debt securities of that series, either at maturity, upon any redemption, by declaration or otherwise;

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  a default for 30 days in payment of any interest or additional amounts on the debt securities of that series;

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  a default for 90 days after written notice from the trustee or Nabors or Nabors Delaware and the trustee receive written notice from the holders of at least 25% in principal amount of outstanding debt securities of that series in the observance or performance of any covenant regarding that series of debt securities or the indenture;

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  certain events of Nabors' or Nabors Delaware's bankruptcy or insolvency or reorganization; or

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  the failure to keep any applicable full and unconditional guarantee of the debt securities of that series in place.

        An event of default with respect to any series of debt securities may not be an event of default with respect to any other series.

        If an event of default occurs and is continuing as a result of certain events of Nabors' or Nabors Delaware's bankruptcy or insolvency or reorganization then the principal amount of the applicable series of debt securities shall be due and payable immediately. If an event of default occurs and is continuing (other than a default under the fourth bullet paragraph above) either the trustee or the holders of at least 25% in principal amount of the applicable series of outstanding debt securities may, by a notice in writing to us (and to the trustee if given by the holders), declare the principal amount of such series of debt securities to be due and payable immediately. However, any time after an acceleration with respect to the debt securities has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the applicable series of outstanding debt securities may, under some circumstances, rescind and annul such acceleration. The majority holders, however, may not annul or waive a continuing default in payment of principal of, premium, if any, additional amounts, if any, or interest on the debt securities.

        The indentures provide that the holders of the debt securities will indemnify the trustee before the trustee exercises any of its rights or powers under the indentures. This indemnification is subject to the trustee's duty, as trustee, to act with the required standard of care during a default.

        The holders of a majority in principal amount of the applicable series of outstanding debt securities may direct the time, method and place of:

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  the conduct of any proceeding for any remedy available to the trustee; or

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  the exercise of any trust or power conferred on the trustee.

        This right of the holders of the debt securities is, however, subject to the provisions in the indentures providing for the indemnification of the trustee and other specified limitations.

        In general, the indentures provide that holders of any series of debt securities may institute an action against any of Nabors, Nabors Delaware or any other obligor under such series of debt securities only if the following four conditions are fulfilled:

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  the holder previously has given to the trustee written notice of default and the default continues;

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  the holders of at least 25% in principal amount of the applicable series of debt securities then outstanding have both requested the trustee to institute such action and offered the trustee security or indemnity satisfactory to it;

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  the trustee has not instituted this action within 60 days of receipt of such request; and

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  during such 60-day periods, the trustee has not received a direction inconsistent with such written request by the holders of a majority in principal amount of the applicable series of debt securities then outstanding.

        The indentures contain a covenant that Nabors and Nabors Delaware will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. If a default or an event of default is actually known to a responsible officer of the trustee, the trustee must notify the holders, subject to certain conditions.

Discharge, legal defeasance and covenant defeasance

        Nabors Delaware may discharge or defease its obligations under the applicable indenture as set forth below.

        Under terms satisfactory to the trustee, Nabors Delaware may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the securities administrator for cancellation. The debt securities of that series must also:

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  have become due and payable;

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  be due and payable by their terms within one year; or

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  be scheduled for redemption by their terms within one year.

        Nabors Delaware may discharge the debt securities of that series by irrevocably depositing an amount certified to be sufficient to pay at maturity, or upon redemption, the principal, premium, if any, and interest on the debt securities of that series. Nabors Delaware may make the deposit in cash or United States Government Obligations, as defined in the applicable indenture.

        Nabors Delaware and Nabors, if it is a guarantor of a series of debt securities, may terminate all of their respective obligations under the debt securities of that series and the applicable indenture as it relates to that series at any time, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of that series, to replace mutilated, destroyed, lost or stolen securities and to maintain a registrar and paying agent in respect of the debt securities of that series. This is referred to as "legal defeasance." If Nabors Delaware and Nabors, as applicable, exercise their legal defeasance option, each guarantee in effect at such time, if any, will terminate.

        Under terms specified in the indentures, Nabors Delaware and Nabors, if it is a guarantor of a series of debt securities, may be released with respect to any outstanding debt securities of that series from their respective obligations imposed by the sections of the applicable indenture that contain restrictive covenants including mergers and conveyances of assets. In that case, Nabors and Nabors Delaware, if applicable, may no longer be required to comply with these sections without the creation of an event of default. This is typically referred to as "covenant defeasance." If Nabors and Nabors Delaware, as applicable, exercise their covenant defeasance option, the guarantees in effect at such time, if any, will terminate. Nabors and Nabors Delaware may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

        Legal defeasance or covenant defeasance may be effected by Nabors Delaware only if, among other things, as applicable:

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  Nabors Delaware irrevocably deposits with the trustee or the paying agent cash or United States Government Obligations as trust funds in an amount certified by a nationally recognized firm of certified public accountants to be sufficient to pay at maturity or upon redemption the principal of, premium, if any, and interest on all applicable series of outstanding debt securities;

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  Nabors Delaware delivers to the trustee opinions of counsel to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of legal defeasance or covenant defeasance. This opinion must further state that these holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance or covenant defeasance had not occurred. In the case of a legal defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the applicable indenture, since this result would not occur under current United States tax law; and

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  Nabors Delaware shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the defeasance have been complied with.

Event risk

        Unless otherwise indicated in the prospectus supplement, none of the indentures, the guarantees or the debt securities will afford holders of the debt securities protection in the event of a highly leveraged transaction involving Nabors or Nabors Delaware or will contain any restrictions on the amount of additional indebtedness that Nabors or Nabors Delaware may incur.

Mandatory redemption; sinking fund

        Unless otherwise indicated in the prospectus supplement, neither Nabors nor Nabors Delaware is required to make either mandatory redemption or sinking fund payments with respect to the debt securities.

Modification of the indenture

        Amendments, through supplemental indentures, of the applicable indenture may be made by Nabors Delaware and Nabors, as applicable, the trustee and the securities administrator with the consent of the holders of a majority in principal amount of the applicable series of outstanding debt securities; provided, however, that no such amendment may, among other things, without the consent of each holder of each applicable series of outstanding debt securities affected thereby:

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  extend the final maturity of the principal of, or any installment interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any debt security or any premium, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment;

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  reduce the percentage in principal amount of the outstanding debt securities of any series; and

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  modify the provisions in the applicable indentures regarding waiver of past defaults and amendments with the consent of holders except under certain limited circumstances.

        Without the consent of any holder of applicable series of outstanding debt securities, Nabors Delaware and Nabors, as applicable, may amend the applicable indenture and the debt securities to:

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  evidence the succession of another person to Nabors or Nabors Delaware and the assumption by any such successor of the covenants of Nabors Delaware and Nabors, as applicable, and in the debt securities;

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  add to the covenants of Nabors Delaware and Nabors, as applicable, for the benefit of the holders of all or any series of the applicable debt securities or to surrender any right or power conferred in the indentures upon Nabors Delaware and Nabors, as applicable;

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  add any additional events of default or amend certain events of default for the benefit of the holders of all or any series of the applicable debt securities;

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  add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities of any series denominated in one or more foreign currencies, currency units or composite currencies;

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  add to, change or eliminate any of the provisions of the applicable indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no such debt security outstanding;

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  secure the debt securities of any series;

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  establish the form or terms of debt securities of any series as permitted by the applicable indenture;

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  evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements in the applicable indenture;

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  cure any ambiguity or omission, correct or supplement any inconsistent provisions; provided that such action shall not adversely affect the interests of the holders of debt securities of any series;

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  effect or maintain, or otherwise comply with the requirements of the Commission in connection with the qualification of the indentures under the Trust Indenture Act; or

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  make any other change that does not adversely affect the rights of any holder of the applicable outstanding debt securities.

        We may also modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments (with the debt securities of each series voting as a class). The holders of a majority in principal amount of the applicable series of outstanding debt securities may, on behalf of the holders of such applicable series of debt securities, waive any past default under the indenture, except a default in the payment of the principal of, premium, if any, or interest on any such debt security.

Subordination of subordinated debt securities

        The payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent and in the manner set forth in the subordinated indenture, and as may be further described in the applicable prospectus supplement, in right of payment to the prior payment in full of all senior indebtedness which may at any time and from time to time be outstanding. If the subordinated debt securities are guaranteed by Nabors, the guarantees of the subordinated debt securities will be subordinated in the manner set forth in the applicable prospectus supplement.

        Unless otherwise provided in the applicable prospectus supplement with respect to an issue of subordinated debt securities, in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to Nabors Delaware's assets, or any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of Nabors Delaware's assets or liabilities, all senior indebtedness must be paid in full or such payment must be provided for before any payment or distribution is made on account of the principal, premium, if any, or interest, if any, on any subordinated debt securities.

        In addition, the applicable prospectus supplement may provide that no payment on account of the subordinated debt securities offered thereby shall be made during the continuance of certain defaults with respect to Nabors Delaware's senior indebtedness or certain of Nabors Delaware's designated senior indebtedness.

        In the event that, notwithstanding the foregoing, any payment or distribution of Nabors Delaware's assets is received by the subordinated trustee or the holders of any of the subordinated debt securities, under the circumstances described above and before all senior indebtedness is paid in full, such payment or distribution will be paid over to the holders of such senior indebtedness or on their behalf for application to the payment of all such senior indebtedness remaining unpaid until all such senior indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such senior indebtedness.

        By reason of this subordination, in the event of a distribution of assets upon insolvency, certain general creditors of Nabors Delaware and Nabors, as the case may be, may recover more, ratably, than holders of the subordinated debt securities.

        If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the definitions of senior indebtedness and designated senior indebtedness applicable to that series, any payment blockage provisions and the approximate amount of such senior indebtedness with respect to Nabors or Nabors Delaware, outstanding as of a recent date, and if the subordinated debt securities are guaranteed by Nabors or Nabors Delaware.

Concerning the trustee

        Unless otherwise indicated in the prospectus supplement, the trustee shall be Wilmington Trust, National Association, which is one of a number of banks with which we maintain ordinary banking relationships. Unless otherwise indicated in the prospectus supplement, Nabors Delaware shall appoint Citibank, N.A., the securities administrator, as registrar and paying agent under the applicable indenture.

        If the trustee has or acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), the trustee will either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture.

        At any time, the trustee under either of the indentures may resign or be removed with respect to the securities of any series under such indenture by the holders of a majority in principal amount of the outstanding securities of such series. If the trustee resigns, is removed or becomes incapable of acting as trustee, or if a vacancy occurs in the office of the trustee for any reason, a successor trustee will be appointed in accordance with the provisions of the respective indentures.

Governing law

        Unless otherwise indicated in the prospectus supplement, each indenture, the debt securities and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF AUTHORIZED SHARE CAPITAL

        The following description of Nabors' share capital includes a summary of certain provisions of Nabors' Memorandum of Association and Amended and Restated Bye-laws. The following description of the terms of the common or preferred shares Nabors may issue sets forth certain general terms and provisions of any series of common or preferred shares to which any prospectus supplement may relate. Particular terms of the common or preferred shares offered by any prospectus supplement and the extent, if any, to which these general terms and provisions shall apply to any series of common or preferred shares so offered will be described in the prospectus supplement relating to the applicable shares. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of common or preferred shares. This description of Nabors' share capital does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Bermuda law and the provisions of Nabors' Memorandum of Association and Amended and Restated Bye-laws, which have been or will be filed with the Commission as exhibits to the registration statement of which this prospectus is a part.

        Nabors' authorized share capital consists of 825,000,000 shares of which 800,000,000 are common shares, par value $0.001 per common share, and 25,000,000 are preferred shares, par value $0.001 per share. The following summary is qualified in its entirety by the provisions of Nabors' Memorandum of Association, dated December 10, 2001 and Nabors' Amended and Restated Bye-laws (the "Bye-laws"), which are both publicly available and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information." As of September 30, 2017, there were 335,550,000 Nabors common shares issued and outstanding, including 49,672,636 common shares held by our subsidiaries. Shares held by our subsidiaries have the same voting and other rights as other issued and outstanding shares. No other shares of Nabors of any class or series were issued and outstanding as of September 30, 2017.

Common shares

        Holders of our common shares, including any shares held by our subsidiaries, are entitled to one vote on any question to be decided on a show of hands and one vote per share on a poll on all matters submitted to a vote of the shareholders of Nabors. Except as specifically provided in the Bye-laws or in the Companies Act 1981 of Bermuda, as amended (the "Companies Act"), any action to be taken by shareholders at any meeting at which a quorum is in attendance shall be decided by a majority of the issued shares present in person or represented by proxy and entitled to vote. There are no limitations imposed by Bermuda law or the Bye-laws on the right of shareholders who are not Bermuda residents to hold or to vote their Nabors common shares.

        The Bye-laws do not provide for cumulative voting. A special general meeting of shareholders may be called by Nabors' board of directors or as otherwise provided by the Companies Act and applicable law. Any action, except the removal of auditors and directors, required or permitted to be taken at any annual or special general meeting of shareholders may be taken by written consent if the consent is signed by each shareholder, or their proxy, entitled to vote on the matter. Holders of Nabors common shares do not have a preemptive or preferential right to purchase any other securities of Nabors. Nabors' common shares have no sinking fund provision.

Price range of common shares

        Nabors common shares are traded on the New York Stock Exchange under the symbol "NBR." The following table sets forth, for the periods indicated, the high and low sale price per share of Nabors common shares on the New York Stock Exchange.

	High (U.S.$)	Low (U.S.$)
2015
First Quarter	14.09	9.96
Second Quarter	16.99	13.70
Third Quarter	14.43	8.94
Fourth Quarter	12.33	7.47
2016
First Quarter	9.84	4.93
Second Quarter	11.21	7.61
Third Quarter	12.33	8.46
Fourth Quarter	17.68	11.01
2017
First Quarter	18.40	11.89
Second Quarter	14.28	7.16
Third Quarter	8.70	6.18
Fourth Quarter	8.04	5.32
2018
First Quarter (through January 31, 2018)	8.50	6.72

        On January 31, 2018, the closing sale price reported on the New York Stock Exchange for Nabors common shares was $7.84 per share. As of December 31, 2017, there were 1,935 recordholders of Nabors common shares.

Dividend policy

        Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends and other distributions on the issued Nabors common shares and authorize payment of such dividends and other distributions. Such dividends or other distributions may be in cash, shares or property of Nabors out of assets or funds legally available therefor.

        The declaration and payment of future dividends will be at the discretion of the Board and will depend, among other things, on future earnings, general financial condition and liquidity, success in business activities, capital requirements and general business conditions in addition to legal requirements.

Preemptive, redemption, conversion and sinking fund rights

        Holders of Nabors common shares will have no preemptive or preferential right to purchase any securities of Nabors. Nabors common shares will not be convertible into shares of any other class or series or be subject to redemption either by Nabors or the holder of our common shares. Nabors common shares have no sinking fund provisions.

Changes to rights of a class or series

        Subject to the Companies Act, the rights attached to any class or series of shares of Nabors, unless otherwise provided by the terms of that class or series, may be altered or abrogated by a resolution passed at a separate general meeting of the holders of shares of that class, voting in person or by proxy and representing at least a majority of the issued shares of that class entitled to vote. Every holder of shares of the relevant class shall be entitled on a poll to one vote for each share held by such holder and any holder of shares of the relevant class present in person or by proxy may demand a poll. Unless otherwise provided by the rights attaching to any class of shares, the rights attaching to any class of shares will not be deemed to be varied by the creation or issue of shares that rank in priority of payment of dividends or with respect to capital or which confer more favorable voting rights than those shares.

Quorum for general meetings

        The holders of shares present in person or by proxy entitling them to exercise a majority of the voting power of Nabors on the relevant record date shall constitute a quorum to hold a general meeting of the shareholders.

Rights upon liquidation

        Upon the liquidation of Nabors, after the full amounts that holders of any issued shares ranking senior to Nabors common shares as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, the holders of Nabors common shares are entitled to receive, pro rata, any remaining assets of Nabors available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with Nabors. With the sanction of a resolution of shareholders, the assets received by the holders of Nabors common shares in a liquidation may consist in whole or in part of non-cash property which is not required to be of the same kind for all shareholders.

Repurchase rights

        Nabors' board of directors may, at its discretion, authorize the purchase by Nabors of its own shares of any class, at any price (but at least at par), as long as such purchase is made in accordance with the provisions of the Companies Act.

        In August 2015, Nabors' board of directors authorized a share repurchase program under which we may repurchase, from time to time, up to $400 million of Nabors' common shares by various means, including in the open market or in privately negotiated transactions. This authorization does not have an expiration date and does not obligate Nabors to repurchase any of its common shares. Through September 30, 2017, we repurchased 10.9 million of our common shares for an aggregate purchase price of approximately $101.3 million under this program. As of September 30, 2017, the remaining amount authorized under the program that may be used to purchase shares was $298.7 million. The repurchased shares, which are held by our subsidiaries, are registered and tradable subject to applicable securities law limitations and have the same voting and other rights as other outstanding shares. As of September 30, 2017, our subsidiaries held 49.7 million of our common shares.

Compulsory acquisition of shares held by minority holders

        An acquiring party is generally able to acquire compulsorily the Nabors common shares of minority holders in one of the following ways:

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  By a procedure under the Companies Act known as a "scheme of arrangement." A scheme of arrangement is made by obtaining the consent of Nabors and of holders of Nabors common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of Nabors common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

  •
  If the acquiring party is a company, it may compulsorily acquire all of the shares of the target company by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by the acquiring party (the "offeror"). If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by the offeror or any of its subsidiaries, obtained the approval of holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which such approval was obtained, require by a "Notice of Acquisition" any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror's notice of its intention to acquire such shares) orders otherwise.

  •
  By acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, where the acquiring party holds not less than 95% of the shares or the class of shares of the company, the shares of such remaining shareholders or class of shareholders. When such a notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in such notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of its shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Preferred shares

        The board of directors of Nabors is authorized, without further shareholder action, to issue from time to time up to 25,000,000 preferred shares in one or more classes or series, and fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences, number of shares, special rights, qualifications, limitations or restrictions thereof, as are provided in the resolutions adopted by the board of directors providing for the issuance of such class or series. The Nabors board of directors in authorizing such class or series may provide that any such class or series may be:

  •
  subject to redemption at the option of Nabors or the holders, or both, at such time or times and at such price or prices;

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  entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or any other series;

  •
  entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Nabors; or

  •
  convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of Nabors at such price or prices or at such rates of exchange and with such adjustments;

in each case, as set forth in the resolutions authorizing the class or series of preferred shares.

Transfer agent and registrar

        Unless otherwise indicated in a prospectus supplement, the transfer agent and registrar for Nabors' common shares is Computershare.

Anti-takeover effects of provisions of our certificate of incorporation and bye-laws

        The Bye-laws have provisions that could have an anti-takeover effect. In addition, the Bye-laws include an "advance notice" provision which places time limitations on shareholders' nominations of directors and submission of proposals for consideration at an annual general meeting. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to encourage negotiations with the board of directors in transactions that may involve an actual or potential change of control of Nabors.

        Directors can be removed from office prior to the expiration of their term, only for cause and after proper notice, at a special general meeting called for that purpose and by the affirmative vote of a majority of the issued and outstanding shares entitled to vote at such meeting. Any vacancy created by the removal of a director may be filled by the affirmative vote of a majority of the issued and outstanding shares entitled to vote at the same meeting by the election of another director in his or her place or, in the absence of any such election, by the board of directors. Any general meeting may authorize the board of directors to fill any vacancy left unfilled at a general meeting. As long as a quorum of directors remains and is present, during the existence of a vacancy on the board of directors, the remaining directors shall have full power to act during the existence of a vacancy.

        The Bye-laws also provide that the board of directors will consist of not less than five nor more than 18 directors, the exact number to be set from time to time by the affirmative vote of a majority of the directors then in office. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.

        The Bye-laws of Nabors provide that, at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the Bye-laws or by any shareholder pursuant to the valid exercise of the power granted under the Companies Act.

        For business to be properly brought before an annual general meeting by a shareholder in accordance with the terms of the Bye-laws the shareholder must have given timely notice thereof in proper written form to the Secretary of Nabors. To be timely for consideration at the annual general meeting, a shareholder's notice must be received by the Secretary at Nabors' principal executive offices and its registered office in Bermuda not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, or, in the event that the annual general meeting is called for a date that is not within 30 days before or after such anniversary date, not later than the 10th day following the day on which such notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever occurs first. In order for a shareholder to nominate directors in connection with an annual general meeting of shareholders, a shareholder's notice of his intention to make such nominations must be received in proper written form as specified in the Bye-laws of Nabors by the Secretary of Nabors within the time limits described above.

        In addition, the Companies Act provides for a mechanism by which 100 shareholders acting together or shareholders holding at least 5% of the voting power of a Bermuda company may propose a resolution which may properly be moved at an annual general meeting of the company.

        Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Nabors' common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of common shares. Under the Bye-laws, special general meetings may be called at any time by the board of directors or when requisitioned by shareholders or otherwise required pursuant to the provisions of the Companies Act. The Companies Act currently permits shareholders holding 10% of the paid up capital shares of a company entitled to vote at general meeting to requisition a special general meeting.

        The board of directors of Nabors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any authorized and unissued shares on such terms and conditions as it may determine. For example, the board of directors could authorize the issuance of common or preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the Nabors common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

DESCRIPTION OF SECURITIES WARRANTS

        The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the Commission in connection with the offering of such warrants.

General

        Nabors may issue warrants to purchase its securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Nabors and a warrant agent we select. In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the Commission in connection with the offering of the specific warrants.

        You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including, where applicable:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

  •
  Nabors' securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

  •
  the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants will commence and the date on which that right will expire;

  •
  the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

  •
  the date on and after which the warrants and the related securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain United States federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

        The description set forth below and in any prospectus supplement of certain provisions of any deposit agreement and any related depositary shares and depositary receipts summarizes the material terms of that deposit agreement and of the depositary shares and depositary receipts. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the form of deposit agreement and form of depositary receipts relating to each series of the preferred shares, which will be filed with the Commission in connection with the offering of that series of preferred shares, represented by depositary shares.

General

        Nabors may elect to have preferred shares represented by depositary shares. The preferred shares of any series underlying the depositary shares will be deposited under a separate deposit agreement between Nabors and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred shares described in the applicable prospectus supplement.

        A holder of depositary shares will be entitled to receive the preferred shares (but only in whole preferred shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and other distributions

        The preferred share depositary will distribute all cash dividends or other cash distributions in respect of the preferred shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash in respect of the preferred shares, the preferred share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred share depositary determines that it is not feasible to make such a distribution. In that case, the preferred share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

        The amount distributed in any of the above cases will be reduced by any amount we or the preferred share depositary are required to withhold on account of taxes.

Conversion and exchange

        If any preferred share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of depositary shares

        Whenever we redeem a preferred share held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preferred shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of preferred shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

        Upon receipt of notice of any meeting at which the holders of any preferred shares underlying the depositary shares are entitled to vote, the preferred share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) may then instruct the preferred share depositary as to the exercise of the voting rights pertaining to the number of preferred shares underlying that holder's depositary shares. The preferred share depositary will take all reasonable action to vote the number of preferred shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred share depositary deems necessary to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the preferred shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred share.

Record date

        A record date will be set, whenever:

  •
  any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred shares;

  •
  the preferred share depositary receives notice of any meeting at which holders of preferred shares are entitled to vote or of which holders of preferred shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preferred share, the preferred share depositary will in each instance fix a record date (which will be the same as the record date for the preferred shares) for the determination of the holders of depositary receipts;

  •
  who will be entitled to receive dividends, distributions, rights, preferences or privileges or the net proceeds of any sale; or

  •
  who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and termination of the deposit agreement

        We and the preferred share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of Nabors.

Charges of preferred share depositary

        We will pay all charges of the preferred share depositary including charges in connection with the initial deposit of the preferred shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preferred share is entitled to vote, withdrawals of the preferred share by the holders of depositary receipts or redemption or conversion of the preferred share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred shares.

Miscellaneous

        Neither we nor the preferred share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred share depositary under the deposit agreement will be limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement will be limited to performing our duties in good faith. Neither we nor the preferred share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the preferred share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

        The preferred share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred share depositary or the successor depositary has not accepted its appointment within 60 days after the preferred share depositary delivered a resignation notice to us, the preferred share depositary may terminate the deposit agreement. See "—Amendment and termination of the deposit agreement" above.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

        The following summary of certain provisions of the share purchase contracts and share purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the share purchase contract or share purchase unit, as applicable, that will be filed with the Commission in connection with the offering of such securities.

        Nabors may issue share purchase contracts representing contracts obligating holders to purchase from Nabors and Nabors to sell to the holders a specified number of Nabors common shares or Nabors preferred shares at a future date or dates. The price per common share or preferred share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

        The share purchase contracts may be issued separately or as a part of units, often known as share purchase units, consisting of a share purchase contract and either:

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  Nabors or Nabors Delaware senior debt securities or senior debt securities of another subsidiary issuer;

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  Nabors or Nabors Delaware subordinated debt securities or subordinated debt securities of another subsidiary issuer;

  •
  Nabors preferred shares; or

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  debt obligations of third parties, including United States Treasury securities,

securing the holder's obligations to purchase Nabors common shares or Nabors preferred shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder's obligations under the original share purchase contract.

        The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the share purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the documents pursuant to which the prepaid securities will be issued, which will be filed with the Commission in connection with the offering of such share purchase contracts or share purchase units and, if applicable, prepaid securities.

PLAN OF DISTRIBUTION

Distribution by Nabors and Nabors Delaware

        Nabors, Nabors Delaware and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including:

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  through agents;

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  to or through underwriters;

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  through brokers or dealers;

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  directly by Nabors, Nabors Delaware or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

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  through a combination of any of these methods of sale.

        Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

        In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

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  purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

  •
  ordinary brokerage transactions; or

  •
  transactions in which the broker-dealer solicits purchasers.

        In addition, Nabors, Nabors Delaware and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

        In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

        In connection with the distribution of the securities covered by this prospectus or otherwise, Nabors, Nabors Delaware or any selling security holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with Nabors, Nabors Delaware or any selling security holder. Nabors, Nabors Delaware or any selling security holder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. Nabors, Nabors Delaware or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. Nabors, Nabors Delaware or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers or otherwise pledge such securities. Upon our default, the broker or pledgee, as applicable, may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

        At any time a particular offer of the securities covered by this prospectus is made, an amended prospectus or a prospectus supplement will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

        We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any other related commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an "underwriter", within the meaning of the Securities Act, of the securities so offered and sold.

        We may offer our equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Any such remarketing firm may be deemed to be an "underwriter", within the meaning of the Securities Act, in connection with the securities remarketed thereby.

        If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

        In connection with an underwritten offering, Nabors, Nabors Delaware and any selling security holder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. Nabors, Nabors Delaware or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount and any commissions and other fees, as may be set forth in the revised prospectus or applicable prospectus supplement. If Nabors, Nabors Delaware or any selling security holder grants any such option, the terms of that option will be set forth in the revised or amended prospectus or applicable prospectus supplement.

        The maximum commission or discount to be received by any Financial Industry Regulatory Authority ("FINRA") member or independent broker/dealer is subject to limits imposed from time to time by FINRA.

        Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by Nabors, Nabors Delaware or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

        Other than common shares, all securities offered under this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. In addition, any market-making activities will be subject to the limits imposed by the Securities Act and the Exchange Act. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common shares which are currently listed and traded on the New York Stock Exchange. We expect any common shares sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. We cannot give you any assurance as to the liquidity of or the trading markets for any securities.

WHERE YOU CAN FIND MORE INFORMATION

        Nabors files annual, quarterly and current reports, proxy and information statements and other information with the Commission. Nabors Delaware is not required to file such reports and materials with the Commission. You may read and copy materials that Nabors has filed with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission maintains an internet site that is available to the public that contains reports; proxy and information statements; and other information regarding other issuers that file electronically with the Commission at http://www.sec.gov. Nabors' filings are also available at Nabors' website at http://www.nabors.com. Website materials are not a part of this offering memorandum.

        Nabors' common shares are quoted on the New York Stock Exchange under the symbol "NBR" and Nabors' Commission filings can also be read at: New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        We have filed a registration statement on Form S-3 under the Securities Act that includes this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, you should refer to the registration statement and its exhibits.

        Statements made in this prospectus and the documents incorporated by reference herein as to the content of any contract, agreement or other document are not necessarily complete and you should refer to the contracts, agreements and other documents attached as exhibits to the registration statement or the documents incorporated by reference herein for a more complete description of the agreements, contracts and other documents. Each such statement is qualified in all respects by such reference.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We incorporate by reference into this prospectus the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this prospectus, until all securities registered pursuant to the registration statement of which this prospectus is a part are sold (except to the extent that portions of any Current Report on Form 8-K are furnished and deemed not to be filed). The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus, (2) any other subsequently filed document that is incorporated by reference into this prospectus or (3) any prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

  •
  Nabors' Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on February 28, 2017 (including information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on April 27, 2017);

  •
  Nabors' Quarterly Reports on Form 10-Q for the three months ended March 31, 2017 filed on April 28, 2017, the three and six months ended June 30, 2017 filed on August 3, 2017 and the three and nine months ended September 30, 2017 filed on November 3, 2017.

  •
  Nabors' Current Reports on Form 8-K filed with the Commission on January 11, 2017, January 13, 2017, February 17, 2017, March 6, 2017, May 4, 2017, June 9, 2017, August 16, 2017, December 15, 2017 and January 17, 2018.

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  The description of the Nabors' common shares contained in its Registration Statement on Form S-4, filed on January 2, 2002, as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2, Pre-Effective Amendment No. 3 and Pre-Effective Amendment No. 4 to Form S-4, filed on March 25, 2002, April 17, 2002, April 29, 2002, and May 10, 2002, respectively (Registration No. 333-76198).

        We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus, in the related prospectus supplement or in any free writing prospectus that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any applicable free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of each such document incorporated by reference.

        We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to: Nabors Corporate Services, Inc., 515 West Greens Road, Suite 1200, Houston, Texas 77067, Attention: Investor Relations, phone number (281) 874-0035.

LEGAL MATTERS

        Certain legal matters will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP with respect to New York law and by Conyers Dill & Pearman Limited with respect to Bermuda law. Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel named in the applicable prospectus supplement.

 EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Nabors Industries Ltd.

35,000,000 Common Shares

PROSPECTUS SUPPLEMENT

May 9, 2018

Book-Running Managers

Morgan Stanley	Citigroup

Goldman Sachs & Co. LLC	BofA Merrill Lynch	Wells Fargo Securities	Mizuho Securities

Senior Co-Managers

Lazard	MUFG	PNC Capital Markets LLC

Co-Managers

Intrepid Partners	BBVA	SMBC Nikko	HSBC